UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

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☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Protalix BioTherapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

, 2022

Dear Stockholder,

We cordially invite you to attend the 2022 Annual Meeting of Stockholders of Protalix BioTherapeutics, Inc. to be held at 6:00 p.m. Israel Daylight Time on June 30, 2022 at the offices of our Israeli counsel, Horn & Co., Law Offices, Amot Investments Tower, 2 Weizmann Street, 24th Floor, Tel Aviv 6423902, Israel.

The attached notice of annual meeting and proxy statement describe the business we will conduct at the meeting and provide information about us that you should consider when you vote your shares. As set forth in the attached proxy statement, the meeting will be held to:

•	consider the election of directors;

•	approve an advisory vote on executive compensation;

•	to adopt amendments to the Protalix BioTherapeutics, Inc. 2006 Stock Incentive Plan, as amended, to increase the number of shares of common stock available under the plan from 5,725,171 shares to 8,475,171 shares and to amend certain other terms of said plan;

•	approve an amendment to our Certificate of Incorporation, as amended, to increase the number of shares of our common stock, par value $0.001 per share, authorized for issuance from 120,000,000 to 144,000,000; and

•	ratify the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2022.

Please take the time to carefully read each of the proposals stockholders are being asked to consider and vote on.

Please promptly vote your shares either via the Internet, by telephone or by marking, signing, dating and returning the proxy card in the enclosed envelope. Your vote is important, whether or not you attend the meeting in person. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting. If you decide to attend the meeting and vote in person, your proxy may be revoked at your request.

We appreciate your support and look forward to your attending the meeting.

Sincerely,

Eyal Rubin

Sr. Vice President and Chief Financial Officer

2 University Plaza, Suite 100, Hackensack, NJ 07601

Tel: 1-201-696-9435 | Web: www.protalix.com

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 30, 2022

To the Stockholders of Protalix BioTherapeutics, Inc.:

The 2022 Annual Meeting of Stockholders of Protalix BioTherapeutics, Inc. (the “Company”) will be held at the following time, date and place for the following purposes:

TIME:	6:00 p.m., Israel Daylight Time
DATE:	June 30, 2022
PLACE:	Horn & Co., Law Offices, Amot Investments Tower, 2 Weizmann Street, 24th Floor, Tel Aviv 6423902, Israel

PURPOSES:

1.            To elect six members to the Board of Directors to serve for the ensuing year or until their respective successors have been duly elected.

2.            To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement that accompanies this notice.

3.            To adopt amendments to the Protalix BioTherapeutics, Inc. 2006 Stock Incentive Plan, as amended, to increase the number of shares of common stock available under the plan from 5,725,171 shares to 8,475,171 shares and to amend certain other terms of said plan;

4.            To approve an amendment to our Certificate of Incorporation, as amended, to increase the number of shares of our common stock, par value $0.001 per share, authorized for issuance from 120,000,000 to 144,000,000; and

5.            To ratify the appointment of Kesselman & Kesselman, Certified Public Accountant (lsr.), a member of PricewaterhouseCoopers International Limited, as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

6.            To transact such other business that is properly presented at the meeting or any adjournment.

All of these proposals are more fully described in the proxy statement that follows. You may vote at the meeting and any adjournments if you were the record owner of the Company’s common stock at the close of business on May 2, 2022. A list of stockholders of record will be available at the meeting and, during the 10 days prior to the meeting, at the office of the Company’s Corporate Secretary at 2 University Plaza, Suite 100, Hackensack, NJ 07601.

Please sign, date and promptly return the enclosed proxy card in the enclosed envelope, or vote by telephone or Internet (instructions are on your proxy card), so that your shares will be represented whether or not you attend the annual meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Eyal Rubin
Carmiel, Israel , 2022	Sr. Vice President and Chief Financial Officer and Corporate Secretary

Protalix BioTherapeutics, Inc.

2 University Plaza, Suite 100

Hackensack, NJ 07601

201-696-9345

PROXY STATEMENT FOR PROTALIX BIOTHERAPEUTICS, INC.

2022 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 30, 2022

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Why Did You Send Me This Proxy Statement?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Protalix BioTherapeutics, Inc. is soliciting your proxy to vote at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) and any adjournments of the meeting to be held at 6:00 p.m., Israel Daylight Time, on June 30, 2022 at the offices of our Israeli counsel, Horn & Co., Law Offices, Amot Investments Tower, 2 Weizmann Street, 24th Floor, Tel Aviv 6423902, Israel. This proxy statement, along with the accompanying Notice of Annual Meeting of Stockholders, summarizes the purposes of the meeting and the information you need to know to vote at the annual meeting.

We anticipate that on or about May 13, 2022, we will begin sending this proxy statement, the attached Notice of Annual Meeting and the form of proxy enclosed to all stockholders entitled to vote at the meeting. Although not part of this proxy statement, we are also sending along with this proxy statement our Annual Report on Form 10-K which includes financial statements for the fiscal year ended December 31, 2021. You can also find a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 on the Internet through the electronic data system called EDGAR provided by the Securities and Exchange Commission, or the SEC, at http://www.sec.gov or through the Investor Relations section of our website at http://www.protalix.com. In addition, since we are also listed on the Tel Aviv Stock Exchange (the “TASE”), we submit copies of all our filings with the SEC to the Israeli Securities Authority and the TASE. Such copies can be retrieved electronically through the TASE’s Internet messaging system (www.maya.tase.co.il) and through the MAGNA distribution site of the Israeli Securities Authority (www.magna.isc.gov.il). Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and information on the website other than the proxy statement are not part of our proxy soliciting materials. Additional copies of the Annual Report on Form 10-K for the fiscal year ended December 31, 2021 are available upon request.

Who Can Vote?

Only holders of record of our common stock, par value $0.001 per share, on May 2, 2022 (the “Record Date”), are entitled to vote at the annual meeting. On the Record Date, there were 46,365,832 shares of common stock outstanding and entitled to vote. The common stock is currently our only outstanding class of voting stock.

You do not need to attend the annual meeting to vote your shares. Shares represented by valid proxies, received in time for the meeting and not revoked prior to the meeting, will be voted at the meeting.

How Many Votes Do I Have?

Each share of common stock that you own entitles you to one vote.

How Do I Vote?

Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. Voting by proxy will not affect your right to attend the annual meeting. If your shares are registered directly in your name through our stock transfer agent, American Stock Transfer & Trust Company, or you have stock certificates, you may vote:

•	By mail. Complete, date, sign and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

•	By Internet or by telephone. Follow the instructions attached to the proxy card to vote by Internet or telephone.

•	In person at the meeting. If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

If your shares are held in “street name” (held in the name of a bank, broker or other nominee), but not including shares held through a Tel Aviv Stock Exchange Clearing House Ltd. (the “TASE Clearing House”) member, you must provide the bank, broker or other nominee with instructions on how to vote your shares and can generally do so as follows:

•	By mail. You will receive instructions from your broker or other nominee explaining how to vote your shares.

•	By Internet or by telephone. Follow the instructions you receive from your broker to vote by Internet or telephone.

•	In person at the meeting. Contact the broker or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the meeting. You will not be able to vote at the meeting unless you have a proxy card from your broker.

If you own shares that are traded through the TASE, you may vote your shares in one of the following two ways:

•	By mail. Complete, sign and date the proxy card and attach to it an ownership certificate from the TASE Clearing House member through which your shares are registered (i.e., your broker, bank or other nominee) indicating that you were the beneficial owner of the shares on May 2, 2022, the Record Date, and return the proxy card or voting instruction form, along with the ownership certificate, to our designated address for that purpose in Israel, 2 Snunit Street, Science Park, P.O. Box 455, Carmiel 2161401, Israel. If the TASE member holding your shares is not a TASE Clearing House member, please make sure to include an ownership certificate from the TASE Clearing House member in which name your shares are registered.

•	In person at the meeting. Attend the meeting, where ballots will be provided. If you choose to vote in person at the meeting, you need to bring an ownership certificate from the TASE Clearing House member through which your shares are registered (i.e., your broker, bank or other nominee) indicating that you were the beneficial owner of the shares on May 2, 2022, the Record Date for voting. If the TASE member holding your shares is not a TASE Clearing House member, please make sure to include an ownership certificate from the TASE Clearing House member in which name your shares are registered.

If you need assistance in voting by telephone or over the Internet or completing your proxy card or have questions regarding the meeting, please contact our proxy advisor:

Alliance Advisors, LLC
200 Broadacres Drive, 3rd Floor
Bloomfield, NJ 07003
+1 (833) 757-0740 (toll free in the United States)

What Am I Voting On?

You are voting on:

•	The election of six members to our Board of Directors to serve for the ensuing year or until their respective successors have been duly elected (Zeev Bronfeld, Dror Bashan, Amos Bar Shalev, Pol F. Boudes, M.D., Gwen A. Melincoff and Aharon Schwartz, Ph.D.).

•	To approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this proxy statement.

•	To adopt amendments to the Protalix BioTherapeutics, Inc. 2006 Stock Incentive Plan, as amended, to increase the number of shares of common stock available under the plan from 5,725,171 shares to 8,475,171 shares and to amend certain other terms of said plan.

•	To approve an amendment to our Certificate of Incorporation, as amended, to increase the number of shares of our common stock, par value $0.001 per share, authorized for issuance from 120,000,000 to 144,000,000.

•	The ratification of the appointment of Kesselman and Kesselman, Certified Public Accountant (Isr.), a member of PricewaterhouseCoopers International Limited, as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

How Does The Board Of Directors Recommend That I Vote At The Meeting?

The Board of Directors recommends that you vote as follows:

•	“FOR” the re-election of all director nominees named in “Proposal 1: Election of Directors” of this proxy statement.

•	“FOR” the approval, on a non-binding advisory basis, of our executive compensation as disclosed in the proxy statement that accompanies this notice and as described in “Proposal 2: Advisory Vote on Executive Compensation” of this proxy statement.

•	“FOR” the adoption of amendments to the Protalix BioTherapeutics, Inc. 2006 Stock Incentive Plan, as amended, to increase the number of shares of common stock available under the plan from 5,725,171 shares to 8,475,171 shares and to amend certain other terms of said plan as disclosed in the proxy statement that accompanies this notice and as described in “Proposal 3: Advisory Vote on Executive Compensation” of this proxy statement.

•	“FOR” the approval of an amendment to our Certificate of Incorporation, as amended, to increase the number of shares of our common stock, par value $0.001 per share, authorized for issuance from 120,000,000 to 144,000,000, as disclosed in the proxy statement that accompanies this notice and as described in “Proposal 4: Advisory Vote on Executive Compensation” of this proxy statement; and

•	“FOR” the ratification of Kesselman and Kesselman as our independent registered public accounting firm for the 2022 fiscal year, as named in “Proposal 5: Ratification of Independent Registered Public Accounting Firm” of this proxy statement.

If any other matter is properly presented at the meeting or any adjournment, the proxy card provides that your shares will be voted by the proxy holder listed on the proxy card in accordance with his or her best judgment. At the time this proxy statement was printed, we knew of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.

What Constitutes A Quorum For The Meeting?

Of the 46,365,832 shares of common stock outstanding as of the Record Date, the holders of at least one-third (1/3) of those shares, or at least 15,455,278 shares, must be present at the meeting in person or represented by proxy to hold the meeting and conduct business. Once a quorum is established at a meeting, it shall not be broken by the withdrawal of enough votes to leave less than a quorum. Shares held by stockholders of record who are present at the meeting in person or by proxy are counted for purposes of determining whether a quorum exists. Abstentions and “broker non-votes” are also counted as present and entitled to vote for purposes of determining whether a quorum exists. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

What Are The Voting Requirements To Approve A Proposal?

Election of directors

Director nominees will be elected by a plurality of votes cast, which means that the director nominees receiving the highest number of votes will be elected. In voting to elect nominees to the Board of Directors, stockholders may vote in favor of all the nominees or any individual nominee or withhold their votes as to all the nominees or any individual nominee. Only “FOR” and “WITHHOLD” votes will affect the outcome. Abstentions and broker non-votes will have no effect on Proposal 1.

Approval of non-binding advisory resolution on executive compensation

You may vote “FOR,” “AGAINST” or “ABSTAIN” on the advisory vote to approve executive compensation. Approval requires the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the resolution. The outcome of this vote is not binding; however, the Board of Directors and the Compensation Committee will consider the outcome of the vote when developing and reviewing the future executive compensation plans. Abstentions and broker non-votes will have no effect on Proposal 2.

Adoption of amendments to the Protalix BioTherapeutics, Inc. 2006 Stock Incentive Plan, as amended, to increase the number of authorized shares of common stock reserved for issuance under the plan and to amend certain other terms of the plan

You may vote “FOR,” “AGAINST” or “ABSTAIN” on the adoption of an amendment to the Protalix BioTherapeutics, Inc. 2006 Stock Incentive Plan, as amended, to increase the number of authorized shares of common stock reserved for issuance under the plan. If a quorum is present, adoption of the amendment requires that the number of votes cast at the annual meeting in favor of adoption exceeds the number of votes cast opposing adoption. Abstentions and broker non-votes will have no effect on Proposal 3.

Amendment to Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock

You may vote “FOR,” “AGAINST” or “ABSTAIN” on the proposal to amend our Certificate of Incorporation, as amended, to increase the number of shares of our common stock authorized for issuance from 120,000,000 to 144,000,000. The affirmative vote of a majority of the shares of our common stock outstanding and entitled to vote at the annual meeting is required to approve the amendment to our Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock from 120,000,000 to 144,000,000. Abstentions will have the same effect as an “against” vote on Proposal 4.

Ratification of the selection of Kesselman & Kesselman as our independent auditor

You may vote “FOR,” “AGAINST” or “ABSTAIN” on the ratification of the selection of Kesselman & Kesselman to serve as our principal independent registered public accounting firm for the fiscal year ending December 31, 2022. Ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the. Abstentions will have no effect on Proposal 5.

How Are My Votes Cast When I Sign And Return A Proxy Card?

When you sign the proxy card or submit your proxy by telephone or over the Internet, you appoint Dror Bashan, our President and Chief Executive Officer, and Eyal Rubin, our Sr. Vice President and Chief Financial Officer, as your representatives at the meeting. Either Dror Bashan or Eyal Rubin will vote your shares at the meeting as you have instructed them on the proxy card. Each such person may appoint a substitute for himself.

Even if you plan to attend the meeting, it is a good idea to complete, sign and return your proxy card or submit your proxy by telephone or over the Internet in advance of the meeting in case your plans change. This way, your shares will be voted by you whether or not you actually attend the meeting.

May I Revoke My Proxy?

If you give us your proxy, you may revoke it at any time before it is voted at the meeting. There will be no double counting of votes. You may revoke your proxy in any one of the following ways:

•	entering a new vote or by granting a new proxy card or new voting instruction bearing a later date (which automatically revokes the earlier instructions);

•	if your shares are held in street name, re-voting by Internet or by telephone as instructed above (only your latest Internet or telephone vote will be counted);

•	notifying our Corporate Secretary, Eyal Rubin, in writing before the annual meeting that you have revoked your proxy; or

•	attending the meeting in person and voting in person. Attending the meeting in person will not in and of itself revoke a previously submitted proxy unless you specifically request it.

Can My Broker Vote My Shares For Me?

A broker “non-vote” occurs when a broker or nominee holding shares for a beneficial owner does not vote on a particular matter because the matter is not routine and such broker or nominee does not have the discretionary voting authority to vote the shares for which it is the holder of record with respect to a particular matter at the annual meeting and such broker or nominee has not received instructions from the beneficial owner. Broker “non-votes,” and shares as to which proxy authority has been withheld with respect to any matter, are generally not deemed to be entitled to vote for purposes of determining whether stockholders’ approval of that matter has been obtained. Pursuant to New York Stock Exchange (“NYSE”) Rule 452, the uncontested election of directors (Proposal No. 1), the approval of a non-binding advisory resolution on executive compensation (Proposal No. 2), the adoption of amendments to the Protalix BioTherapeutics, Inc. 2006 Stock Incentive Plan which increase the number of shares of common stock authorized for issuance under the plan and amend certain other terms of the plan (Proposal No. 3) and the amendment to Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock (Proposal No. 4) are non-routine matters and, therefore, may not be voted upon by brokers without instructions from beneficial owners. Consequently, proxies submitted by brokers for shares beneficially owned by other persons may not, in the absence of specific instructions from such beneficial owners, vote the shares in favor of or withhold votes from such proposals at the brokers’ discretion. The ratification of the selection of Kesselman & Kesselman to serve as our principal independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal No. 5) is a routine matter. Please complete your proxy and return it as instructed so your vote can be counted.

What If I Receive More Than One Proxy Card?

You may receive more than one proxy card or voting instruction form if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under “How Do I Vote?” for each account to ensure that all of your shares are voted.

What If I Do Not Vote For Some Of The Matters Listed On My Proxy Card?

If you return your proxy card without indicating your vote, your shares will be voted for the nominees listed on the card; for the approval, on an advisory basis, of the executive compensation; for the adoption of amendments to the Protalix BioTherapeutics, Inc. 2006 Stock Incentive Plan which increase the number of shares of common stock authorized for issuance under the plan and amend certain other terms of the plan; for the amendment to Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock; and for the ratification of the appointment of Kesselman & Kesselman.

Will My Shares Be Voted If I Do Not Return My Proxy Card And Do Not Attend The Annual Meeting?

If your shares are registered in your name or if you have stock certificates, they will not be voted if you do not return your proxy card by mail or vote at the meeting as described above under “How Do I Vote?”.

If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above under “How Do I Vote?,” the bank, broker or other nominee has the authority to vote your shares on certain routine matters scheduled to come before the meeting even if it does not receive instructions from you. We encourage you to provide voting instructions. This ensures your shares will be voted at the meeting in the manner you desire.

Is Voting Confidential?

Yes. Only the inspector of elections and our employees who have been assigned the responsibility for overseeing the legal aspects of the annual meeting and our proxy solicitors will have access to your proxy card. The inspector of elections will tabulate and certify the vote. Any comments written on the proxy card will remain confidential unless you ask that your name be disclosed.

What Are The Costs Of Soliciting These Proxies?

We will pay all of the costs of soliciting these proxies. Our officers, directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these officers, employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses. We have engaged Alliance Advisors LLC to assist us in soliciting proxies for the annual meeting. We will pay Alliance Advisors a base fee of $10,000, plus reasonable out-of-pocket expenses, plus an additional fee based upon the number of contacts with stockholders made and work performed. We estimate the total amount payable to Alliance Advisors will be approximately $100,000.

Could Other Matters Be Decided At The Annual Meeting?

We do not know of any other matters that will be considered at the annual meeting. If any other matters arise at the annual meeting at or by the direction of the Board of Directors, the proxies will be voted at the discretion of the proxy holders.

What Happens If The Annual Meeting Is Postponed Or Adjourned?

Your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

Do I Need A Ticket To Attend The Annual Meeting?

Yes, you will need an admission ticket or proof of ownership of common stock to enter the annual meeting. If you are a stockholder of record, your admission ticket is the bottom half of the proxy card sent to you. If you plan to attend the Annual Meeting, please so indicate when you vote and bring the ticket with you to the annual meeting. If your shares are held in the name of a bank, broker or other holder of record, your admission ticket is the left side of your voting information form. If you do not bring your admission ticket, you will need proof of ownership to be admitted to the annual meeting. A recent brokerage statement or letter from a bank or broker is an example of proof of ownership. If you arrive at the annual meeting without an admission ticket, we will admit you only if we are able to verify that you are a stockholder of our Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of May 2, 2022, regarding beneficial ownership of our common stock:

•           each person who is known by us to own beneficially more than 5% of our common stock;

•           each director;

•           each of our executive officers; and

•           all of our directors and executive officers collectively.

Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of our common stock beneficially owned by each of them. For purposes of this table, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from May 2, 2022 upon exercise of options, warrants and convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not those held by any other person) and that are exercisable within such 60 days from such date have been exercised. The information set forth below is based upon information obtained from the beneficial owners, upon information in our possession regarding their respective holdings and upon information filed by the holders with the SEC. The percentages of beneficial ownership are based on 46,365,832 shares of our common stock outstanding as of April 15, 2022.

The address for all directors and officers is c/o Protalix BioTherapeutics, Inc., 2 Snunit Street, Science Park, P.O. Box 455, Carmiel 2161401, Israel.

	Amount and Nature of	Percentage of
Name and Address of Beneficial Owner	Beneficial Ownership	Class (%)
Board of Directors and Executive Officers
Zeev Bronfeld(1)	567,283	1.21
Dror Bashan(2)	1,273,458	2.74
Amos Bar Shalev(3)	22,668	*
Pol F. Boudes, M.D.(4)	22,540	*
David Granot(5)	22,500	*
Gwen A. Melincoff(6)	22,500	*
Aharon Schwartz, Ph.D.(7)	86,500	*
Einat Brill Almon, Ph.D.(8)	207,622	*
Yaron Naos(9)	134,867	*
Eyal Rubin(10)	423,097	*
Yael Hayon(11)	56,774	*
All executive officers and directors as a group (11 persons)(12)	2,839,809	6.00
5% Holders
Alfred Akirov(13)	4,525,687	9.35
Angels Investments in Hi-Tech Ltd.(14)	2,816,901	5.73
Highbridge Capital Management LLC(16)	5,146,036	9.99
HIR Investments Ltd.(17)	4,411,305	9.12
Psagot Provident Funds and Pension Ltd.(18)	2,816,901	5.73
UBS O’Connor(19)	3,057,715	6.19
Whitebox Advisors LP(20)	2,816,108	5.73

(1)	Consists of 216,247 outstanding shares of our common stock held by EBC Holdings Ltd., an investment company wholly-owned by Mr. Bronfeld, 216,036 shares of our common stock issuable upon exercise of an outstanding warrant held by Mr. Bronfeld and 135,000 shares of our common stock issuable upon exercise of outstanding options within 60 days of May 2, 2022. Does not include 105,000 shares of our common stock underlying options that will not vest within 60 days of May 2, 2022.

(2)	Consists of 1,085,458 outstanding restricted shares of our common stock that are subject to forfeiture, 68,000 outstanding shares of our common stock and 120,000 shares of our common stock issuable upon exercise of outstanding options within 60 days of May 2, 2022. Does not include 40,000 shares of our common stock underlying options that will not vest within 60 days of May 2, 2022.

(3)	Consists of 168 outstanding shares of our common stock and 22,500 shares of our common stock issuable upon exercise of outstanding options within 60 days of May 2, 2022. Does not include 17,500 shares of our common stock underlying options that will not vest within 60 days of May 2, 2022.

(4)	Consists of 40 outstanding shares of our common stock and 22,500 shares of our common stock issuable upon exercise of outstanding options within 60 days of May 2, 2022. Does not include 17,500 shares of our common stock underlying options that will not vest within 60 days of May 2, 2022.

(5)	Consists of 22,500 shares of our common stock issuable upon exercise of outstanding options within 60 days of May 2, 2022. Does not include 17,500 shares of our common stock underlying options that will not vest within 60 days of May 2, 2022.

(6)	Consists of 22,500 shares of our common stock issuable upon exercise of outstanding options within 60 days of May 2, 2022. Does not include 17,500 shares of our common stock underlying options that will not vest within 60 days of May 2, 2022.

(7)	Consists of 64,000 outstanding shares of our common stock and 22,500 shares of our common stock issuable upon exercise of outstanding options within 60 days of May 2, 2022. Does not include 17,500 shares of our common stock underlying options that will not vest within 60 days of May 2, 2022.

(8)	Consists of 18,500 outstanding shares of our common stock and 189,122 shares of our common stock issuable upon exercise of outstanding options within 60 days of May 2, 2022. Does not include 102,873 shares of our common stock underlying options that will not vest within 60 days of May 2, 2022.

(9)	Consists of 19,955 outstanding shares of our common stock and 114,912 shares of our common stock issuable upon exercise of outstanding options within 60 days of May 2, 2022. Does not include 72,744 shares of our common stock underlying options that will not vest within 60 days of May 2, 2022.

(10)	Consists of 368,097 outstanding restricted shares of our common stock that are subject to forfeiture and 55,000 shares of our common stock issuable upon exercise of outstanding options within 60 days of May 2, 2022. Does not include 25,000 shares of our common stock underlying options that will not vest within 60 days of May 2, 2022.

(11)	Consists of 56,774 shares of our common stock issuable upon exercise of outstanding options within 60 days of May 2, 2022. Does not include 72,997 shares of our common stock underlying options that will not vest within 60 days of May 2, 2022.

(12)	Consists of 1,840,465 outstanding shares of our common stock, 216,036 shares of our common stock issuable upon exercise of an outstanding warrant and 783,308 shares of our common stock issuable upon exercise of outstanding options within 60 days of May 2, 2022. Does not include 506,114 shares of our common stock underlying options that will not vest within 60 days of May 2, 2022.

(13)	Based on a Schedule 13G filed by Alfred Akirov on March 30, 2020 for March 12, 2020. Consists of 2,513,615 outstanding shares of our common stock and 2,012,072 shares of our common stock issuable upon exercise of outstanding warrants within 60 days of May 2, 2022, in the aggregate, held by Alrov Properties & Lodgings Ltd., or Alrov Properties, Technorov Holdings (1993) Ltd., or Technorov, and Alrov Holdings Technologies Ltd., or Alrov Technologies. Mr. Akirov is the majority shareholder, and Chairman of the Board of each of Alrov Properties, which is listed on the Tel Aviv Stock Exchange, and the subsidiaries of Alrov Properties, Technorov and Alrov Technologies, and, accordingly, in the normal course of business has the power to direct the voting and disposition decisions of such entities, all subject to the Israeli law provision in regards to a public company. Mr. Akirov’s principal business office is at The Alrov Tower, 46 Rothschild Boulevard, Tel Aviv 66883, Israel.

(14)	Based on a Schedule 13G filed by Angels Investments on January 31, 2022 for December 31, 2021. Consists of 2,816,901 shares of our common stock issuable upon exercise of outstanding warrants within 60 days of May 2, 2022 held by Angels Investments. Marius Nacht is the sole shareholder and director of Angel Investments, and, accordingly, may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act) of such shares held by Angels Investments. The principal business office of Angels Investments is 42 Brendeis Street, Tel Aviv 6200157, Israel.

(16)	Based on a Schedule 13F-HR filed on February 11, 2022 for December 31, 2021 and a Schedule 13G\A filed on February 14, 2022 for December 31, 2021, both by Highbridge Capital Management LLC, or Highbridge. Consists of 5,146,036 shares of our common stock issuable upon conversion of convertible notes and exercise of outstanding warrants within 60 days of May 2, 2022, held by Highbridge Tactical Credit Master Fund, L.P. (the “Highbridge Fund”). Highbridge, as the trading manager of the Highbridge Fund, and the Highbridge Fund may each be deemed to be the beneficial owner of such shares. The convertible notes and the warrants are subject to blocker provisions pursuant to which the holders thereof cannot convert the notes or exercise the warrants to the extent that the reporting persons would beneficially own, after any such exercise, more than 9.99% of the outstanding shares of our common stock. The disclosed holdings do not include all of the shares issuable upon exercise of all of the notes and the warrants held due to the blocker provision. The principal business office of Highbridge is 40 West 57th Street, 32nd Floor, New York, New York 10019.

(17)	Consists of 2,362,783 outstanding shares of our common stock and 2,012,072 shares of our common stock issuable upon exercise of outstanding warrants within 60 days of May 2, 2022, in the aggregate, held by HIR Investments Ltd., or HIR, and 36,450 outstanding shares of our common stock held directly or indirectly by Chinar Shah. Mr. Shah has the power to direct the voting and disposition decisions of, and thus may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of, all such shares and warrants. The principal business office of HIR is Flat No. 303, Al-Shamal Building, Al-Khor Street, Goldsuq, Deira, Dubai, UAE.

(18)	Consists of 2,816,901 shares of our common stock issuable upon exercise of outstanding warrants within 60 days of May 2, 2022, in the aggregate, held collectively by a number of funds managed by Psagot Provident Funds and Pension Ltd., or Psagot. The principal business office of Psagot is Ehad Ha’Am Street 14, Tel Aviv-Yafo, Israel.

(19)	Based on a Schedule 13F-HR for December 31, 2021 filed by UBS O’Connor LLC (“UBS O’Connor”), on February 14, 2022. UBS O’Connor serves as the investment manager to Nineteen77 Global Multi-Strategy Alpha Master Limited (“GLEA”). In such capacity, UBS O’Connor exercises voting and investment power over the shares of common stock held for the account of GLEA. Consists of shares of our common stock issuable upon conversion of convertible notes and the exercise of outstanding warrants held by GLEA within 60 days of May 2, 2022. The principal business office of UBS O’Connor is One North Wacker Drive, 32nd Floor, Chicago, Illinois 60606.

(20)	Based on a Schedule 13F-HR for December 31, 2021 filed by Whitebox Advisors LLC (“Whitebox”), on February 14, 2022. Consists of shares of our common stock issuable upon conversion of convertible notes held by certain funds managed by Whitebox. The principal business office of Whitebox is 3033 Excelsior Boulevard, Suite 500, Minneapolis, MN 55416.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC reports regarding their ownership and changes in ownership of our equity securities. We believe that all Section 16 filings requirements were met by our officers and directors during 2021. In making this statement, we have relied solely upon examination of the copies of Forms 3, 4 and 5, and written representations of our former and current officers and directors.

PROPOSAL 1: ELECTION OF DIRECTORS

At the annual meeting, our stockholders will be asked to elect six directors for a one-year term expiring at the next annual meeting of stockholders. Each director will hold office until his or her successor has been elected and qualified or until the director’s earlier resignation or removal.

Our Board of Directors recommends that the persons named below be elected as directors of our Company and it is intended that the accompanying proxy will be voted for their election as directors, unless the proxy contains contrary instructions. Shares of common stock represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for any individual nominee or for all nominees will be voted (unless one or more nominees are unable to serve) for the election of the nominees named below. The Board of Directors knows of no reason why any such nominee should be unable or unwilling to serve, but if such should be the case, proxies will be voted for the election of some other person or the size of the Board of Directors will be fixed at a lower number.

Each of the nominees currently serves as a member of our Board of Directors. The directors are elected by a plurality of the votes cast by the stockholders present or represented by proxy and entitled to vote at the annual meeting.

Nominees for Election to the Board of Directors

The names of the nominees for election to the Board of Directors and certain information about such nominees are set forth below. For information concerning the number of shares of common stock beneficially owned by each nominee, see “Security Ownership of Certain Beneficial Owners and Management” above.

Name	Age	Position
Zeev Bronfeld	70	Chairman of the Board
Dror Bashan	55	President and Chief Executive Officer, Director
Amos Bar Shalev	69	Director
Pol F. Boudes, M.D.	65	Director
Gwen A. Melincoff	70	Director
Aharon Schwartz, Ph.D.	79	Director

Zeev Bronfeld. Mr. Bronfeld has served as the Chairman of our Board of Directors since August 2019. He has served as a director of Protalix Ltd., our wholly-owned subsidiary and sole operating unit, since 1996 and as our director since December 2006. Mr. Bronfeld brings to us vast experience in management and value building of biotechnology companies. He is an experienced businessman who is involved in a number of biotechnology companies. He was a co-founder of Bio-cell Ltd., a former Israeli publicly-traded holding company that specialized in biotechnology companies and served as its Chief Executive Officer from 1986 through 2015. Mr. Bronfeld currently serves as a director of The Trendlines Group (SGX:42T) and Electreon Wireless Ltd. (TASE:ELWS) (formerly, Biomedix Incubator Ltd.), both of which are public companies. Mr. Bronfeld is also a director of a number of privately-held companies, most of which are involved in the life sciences industry, such as Contipi Medical Ltd. From August 2010 through April 2021, Mr. Bronfeld served as a director of Entera Bio Ltd. (NASDAQ: ENTX), from November 2009 through February 2021, he served as a director of D.N.A. Biomedical Solutions Ltd. (TASE:DNA) and from January 2008 through January 2017, he served as a director of Macrocure Ltd., a Nasdaq-listed company that merged into Leap Therapeutics, Inc. (NASDAQ:LPTX). Mr. Bronfeld received a B.A. in Economics from the Hebrew University in 1975. We believe Mr. Bronfeld’s qualifications to serve on our Board of Directors include his years of experience in the management of private and public Israeli companies, including life science companies.

Dror Bashan. Mr. Bashan has served as our President and Chief Executive Officer and as our director since June 2019. He has over 20 years of experience in the pharmaceutical industry with roles ranging from business development, marketing, sales and finance providing him with both cross regional and cross discipline experience and a deep knowledge of the global pharmaceutical and health industries. From 1998 through 2018, he served in a number of senior positions at Teva Pharmaceutical Industries Ltd (“Teva”). (NYSE:TEVA; TASE:TEVA). Most recently, he served as Teva’s Senior Vice President, Global Business Development, and was involved in strategic alliances, cross-company strategic projects and the acquisition and divestiture of assets. Mr. Bashan holds a BA in Economics and Business Management from the Tel Aviv University and an MBA from the Tel Aviv University.

Amos Bar Shalev. Mr. Bar Shalev has served as our director since July 2008. Previously, Mr. Bar Shalev served as a director of Protalix Ltd. from 2005 through January 2008, and as our director from 2006 through January 2008. Mr. Bar Shalev brings to us extensive experience in managing technology companies. Currently, Mr. Bar Shalev serves on the Board of Directors of the following privately-held Israeli companies: Aposense Ltd., Steam CC Ltd. and Sirvir Ltd. From 2004 through 2012, Mr. Bar Shalev served as a director of Technorov Holdings (1993) Ltd. and managed its portfolio. From 1997 through 2004, he was a Managing Director of TDA Capital Partners, a management company of the TGF (Templeton Tadiran) Fund. From 2004 through 2007, he was the President of Win Buyer Ltd. He has served on the Board of Directors of a number of Israeli publicly traded and privately-held Israeli companies including, among others, Velox Ltd., NESS Ltd. (acquired by BioNess Inc.), Idanit (acquired by Scitex Corporation Ltd.), Objet Geometrix (merged with Stratasys, Inc. (NASDAQ:SSYS)), Verisity, Scitex Vision (acquired by Hewlett Packard), Golden Wings Investment Company Ltd., the venture capital fund of the Israeli Air Force Veterans Business Club, Win Buyer Ltd. and Sun Light Ltd. He received his B.Sc. in Electrical Engineering from the Technion, Israel in 1978 and M.B.A. from the Tel Aviv University in 1981. He holds the highest award from the Israeli Air Force for technological achievements. We believe Mr. Bar Shalev’s qualifications to serve on our Board of Directors include his years of experience in the management of Israeli businesses.

Pol F. Boudes, M.D. Dr. Boudes joined our Board of Directors in January 2020. He is a senior physician and chief medical officer with more than 25 years of experience in research and development, with a special emphasis on orphan drugs and translational medicine. In March 2020, Dr. Boudes was appointed Chief Medical Officer of Galectin Therapeutics Inc. (NASDAQ:GALT). He also serves as a research and development consultant. From April 2014 through October 2019, he served as the Chief Medical Officer of CymaBay Therapeutics, Inc. (Nasdaq:CBAY) where he led the development of treatments for rare liver diseases. Dr. Boudes was also Chief Medical Officer at Amicus Therapeutics Inc. (Nasdaq:FOLD) from 2009 to 2013 where he was instrumental in the development of migalastat (Galafold®) for the treatment of Fabry disease, as well as treatments for Pompe disease and Gaucher disease. He has served in various roles at Berlex Laboratories (acquired by Bayer HealthCare Pharmaceuticals), Wyeth-Ayerst Research, Hoffmann-La Roche and Pasteur-Merieux Serums & Vaccines. Dr. Boudes holds an M.D. from the University of Aix-Marseilles, France and has specialized in Endocrinology and Metabolic Diseases, Internal Medicine, and Geriatric diseases. We believe Dr. Boudes’ qualifications to serve on our Board of Directors include his vast experience and knowledge of the research and development of pharmaceuticals.

Gwen A. Melincoff. Ms. Melincoff joined our Board of Directors in January 2020. She is a seasoned business development and venture professional with over 25 years of deal-making and management experience in the biotechnology and pharmaceutical industries. Her experience has spanned public and private company boards, venture financing, business development, licensing, mergers and acquisitions, research operations, marketing, product management and project management. Ms. Melincoff currently serves on the Board of Directors of Gain Therapeutics, Inc. ((NASDAQ:GANX), Soleno Therapeutics, Inc. (NASDAQ:SOLN) and Collegium Pharmaceutical, Inc. (NASDAQ:COLL) and. She also serves in an advisory capacity at a number of pharmaceutical companies. From April 2017 through June 2020, she served on the Board of Directors of Photocure ASA, from January 2017 through January 2019, she served on the Board of Directors of Kamada Ltd. (NASDAQ:KMDA, TASE:KMDA), and from June 2014 through November 2016, she served on the Board of Directors of Tobira Therapeutics Inc. (acquired by Allergan plc). From August 2014 through September 2016, Ms. Melincoff served as Vice President of Business Development at BTG International Inc. Prior to that, she was Senior Vice President of Corporate Development at Shire Plc. Additionally, she led the Shire Strategic Investment Group, the venture capital arm of Shire Plc. Ms. Melincoff was Vice President of Business Development at Adolor Corporation and held executive positions at Eastman Kodak for over ten years in a number of their health care companies. She holds a B.S. in Biology from The George Washington University and an M.S. in Management and Health Care Administration from Pennsylvania State University. Ms. Melincoff has also attained the designation of Certified Licensing Professional (CLP™). Ms. Melincoff was named to the “Top Women in Biotech 2013” by Fierce Biotech and to the Powerlist 100 of Corporate Venture Capital in 2012 and 2013. We believe Ms. Melincoff’s qualifications to serve on our Board of Directors include her years of experience at pharmaceutical companies, particularly with respect to business development.

Aharon Schwartz, Ph.D. Dr. Schwartz has served as our director since November 2014. He retired from Teva in 2011 where he served in a number of positions from 1975 through 2011, the most recent being Vice President, Head of Teva Innovative Ventures from 2008. Dr. Schwartz is currently chairman of the Board of Directors of BiolineRx Ltd. (NASDAQ:BLRX, TASE:BLRX) and a member of the Board of Directors of Barcode Ltd. He also serves as the Head of the Advisory Board of Oncohost Ltd. and works as an independent consultant. From May 2015 through March 2020, he served as a member of the Board of Directors of Foamix Pharmaceuticals Ltd., (Nasdaq: FOMX) which was acquired by Menlo Therapeutics Inc. (Nasdaq: MNLO), and from January 2013 through November 2017, he served as a member of the Board of Directors of Alcobra Ltd., which is now called Arcturus Therapeutics Ltd. Dr. Schwartz received his Ph.D. in organic chemistry in 1978 from the Weizmann Institute of Science, his M.Sc. in organic chemistry from the Technion and a B.Sc. in chemistry and physics from the Hebrew University of Jerusalem. Dr. Schwartz received a second Ph.D. in 2014 from the Hebrew University of Jerusalem in the history and philosophy of science. We believe Dr. Schwartz’s qualifications to serve on our Board of Directors include his years of experience at life science companies.

Our Board of Directors recommends that stockholders vote “FOR” the election or re-election of all director nominees named in this “Proposal 1: Election of Directors.”

Corporate Governance and Independent Directors

In compliance with the listing requirements of the NYSE American, we have a comprehensive plan of corporate governance for the purpose of defining responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. We currently regularly monitor developments in the area of corporate governance to ensure we are in compliance with the standards and regulations required by the NYSE American. A summary of our corporate governance measures follows.

Independent Directors

We believe a majority of the members of our Board of Directors are independent from management. When making determinations from time to time regarding independence, the Board of Directors will reference the listing standards adopted by the NYSE American as well as the independence standards set forth in the Sarbanes-Oxley Act of 2002, or the SOX, and the rules and regulations promulgated by the SEC under that Act, as well as other factors which could assist our Board of Directors and its committees in determining that a director will have no material relationship with us that could compromise that director’s independence.

Our Board of Directors has determined that Mr. Bronfeld, Mr. Bar Shalev, Mr. Granot, Ms. Melincoff, Dr. Boudes and Dr. Schwartz are “independent” pursuant to the rules of the NYSE American.

The position of Chairman of the Board is not held by our chief executive officer at this time. The Board of Directors does not have a policy mandating the separation of these functions. We believe it is in our best interest that Mr. Bronfeld serve as the chairman of our Board of Directors. This decision was based on Mr. Bronfeld’s experience in the healthcare industry in Israel and globally and his years of experience serving on the Board of Directors of public and private companies. Our non-management directors hold formal meetings, separate from management, at least twice per year.

The Board’s Role in Risk Oversight

Our Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of business objectives, including organizational and strategic objectives, to improve long-term organizational performance and enhance stockholder value. The involvement of our Board of Directors in setting our business strategy is a key part of its assessment of management’s plans for risk management and its determination of what constitutes an appropriate level of risk for the Company. The participation of our Board of Directors in our risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputational risks. While the full Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board of Directors also have responsibility for risk management. For example, financial risks, including internal controls, are overseen by the Audit and Finance Committee and risks that may be implicated by our executive compensation programs are overseen by the Compensation Committee. Upon identification of a risk, the assigned committee or our full Board of Directors discuss or review risk management and risk mitigation strategies. Additional review or reporting on enterprise risks is conducted as needed or as requested by our Board of Directors or a committee thereof.

Board and Committee Meetings

Our Board of Directors has an Audit and Finance Committee, Compensation Committee and Nominating Committee. The membership of each committee is as follows:

Committee	Chairman	Membership
Audit and Finance Committee	David Granot	David Granot, Amos Bar Shalev and Aharon Schwartz, Ph.D.
Compensation Committee	Amos Bar Shalev	Amos Bar Shalev, David Granot and Aharon Schwartz, Ph.D.
Nominating Committee	Amos Bar Shalev	Amos Bar Shalev, Zeev Bronfeld and Aharon Schwartz, Ph.D.

The primary functions of each committee are as follows:

Audit and Finance Committee

Our Board of Directors has determined that Mr. Granot, Mr. Bar Shalev and Dr. Schwartz are “independent” for purposes of membership on the Audit and Finance Committee pursuant to Section 803B(2) of the NYSE American Company Guide and Section 10A(m)(3) of the Exchange Act. We require that all Audit and Finance Committee members possess the required level of financial literacy and at least one member of the Audit and Finance Committee meet the current standard of requisite financial management expertise as required by the NYSE American and applicable rules and regulations of the SEC.

Our Audit and Finance Committee operates under a formal charter that governs its duties and conduct. A current copy of the Audit and Finance Committee Charter is available on our website at http://www.protalix.com.

All members of the Audit and Finance Committee are independent from our executive officers and management.

Our independent registered public accounting firm reports directly to the Audit and Finance Committee.

Our Audit and Finance Committee meets with management and representatives of our registered public accounting firm prior to the filing of officers’ certifications with the SEC to receive information concerning, among other things, effectiveness of the design or operation of our internal controls over financial reporting, as required by Section 404 of SOX.

Our Audit and Finance Committee has adopted a Policy for Reporting Questionable Accounting and Auditing Practices and Policy Prohibiting Retaliation against Reporting employees to enable confidential and anonymous reporting of improper activities to the Audit and Finance Committee.

Mr. Granot, Mr. Bar Shalev and Dr. Schwartz each qualify as “audit committee financial experts” under the applicable rules of the SEC. In making the determination as to these individuals’ status as audit committee financial experts, our Board of Directors determined they have accounting and related financial management expertise within the meaning of the aforementioned rules, as well as the listing standards of the NYSE American.

Compensation Committee

Our Board of Directors has determined that Mr. Bar Shalev, Mr. Granot, and Dr. Schwartz are “independent” for purposes of membership on the Compensation Committee pursuant to Section 805(c) of the NYSE American Company Guide. The Compensation Committee reviews and approves the compensation of executive officers and key employees and administers our stock incentive plan. A current copy of the Compensation Committee Charter is available on our website at http://www.protalix.com.

Nominating Committee

The Nominating Committee is responsible for assisting our Board of Directors in selecting nominees for election to the Board of Directors and monitoring the composition of the Board of Directors. A current copy of the Nominating Committee Charter is available on our website at http://www.protalix.com. Although our Board of Directors does not have a formal policy requiring the Nominating Committee to consider the diversity of directors in its nomination process, in considering potential new directors, the Nominating Committee will review individuals from various disciplines and backgrounds, and consider the following qualifications: broad experience in business, finance or administration; familiarity with national business matters; familiarity with our industry; independence; and prominence and reputation. The committee seeks nominees with a broad diversity of experience, professions, education, skills and backgrounds with a view to having a Board of Directors that represents a diversity of views, experiences, and backgrounds. After making such a review, the Nominating Committee submits the nomination to the full Board of Directors for approval.

The Nominating Committee will consider any nominees submitted by stockholders of record at the time of any such nomination in compliance with applicable rules of the SEC and our By-Laws. The Nominating Committee will determine whether any stockholder nominee meets the qualifications for candidacy described above and in the Nominating Committee Charter. Stockholders’ nominations for election at the 2023 Annual Meeting of Stockholders must be submitted in writing to Eyal Rubin, Corporate Secretary, not less than 45 days nor more than 75 days prior to the date on which we first mailed this proxy statement. Such written notice must include the following information: (i) name, age, business address and residence address of the nominee; (ii) the principal occupation or employment of the nominee; (iii) the class and number of shares of our Company beneficially owned by the nominee; and (iv) any other information relating to the nominee that would be required to be disclosed in solicitations for proxies for elections of directors pursuant to Regulation 14A of the Exchange Act. The written notice must also include the following information with respect to each stockholder delivering such notice: (i) the name and record address of such stockholder; and (ii) the class and number of shares of our Company beneficially owned by the stockholder. Lastly, the written notice must include certain information relating to any derivative or hedging transactions by the stockholder delivering such notice and its Stockholder Associated Persons, as defined in our By-Laws, and other arrangements with other parties regarding our securities, as presented in detail in our By-Laws. Stockholders can mail any such recommendations, including the criteria outlined above, to Eyal Rubin, Corporate Secretary, Protalix BioTherapeutics, Inc., 2 University Plaza, Suite 100, Hackensack, NJ 07601.

Under the rules of the NYSE American, a director of our Company will only qualify as an “independent director” if, among other things, in the opinion of our Board of Directors, that person does not have a material relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board of Directors has determined that none of the non-employee directors has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of the non-employee directors is an “independent director” as defined under rules of the NYSE American. In addition, the Board of Directors has determined that all members of the Audit and Finance Committee meet the independence requirements set forth in Section 803B(2) of the NYSE American Company Guide and Section 10A(m)(3) of the Exchange Act, and that all members of the Compensation Committee meet the independence requirements set forth in Rule 805(c) of the NYSE American Listed Company Guide.

Contacting the Board of Directors

Stockholders who wish to communicate with the Board of Directors may do so by mailing any such communications to Eyal Rubin, Corporate Secretary, Protalix BioTherapeutics, Inc., 2 University Plaza, Suite 100, Hackensack, NJ 07601. All communications are distributed to the Board of Directors, as appropriate, depending upon the facts and circumstances outlined in the communications received. For example, if any complaints regarding accounting and/or auditing matters are received, they may be forwarded by our Corporate Secretary to the Audit and Finance Committee for review.

Policy Governing Director Attendance at Annual Meetings of Stockholders

We have no formal policy regarding attendance by our directors at annual stockholders meetings, although we encourage such attendance and anticipate most of our directors will attend these meetings. Our directors did not attend our 2021 annual meeting of stockholders due to the COVID-19 pandemic.

During the year ended December 31, 2021, there were 13 meetings of our Board of Directors, four meetings of the Audit and Finance Committee, one meeting of the Compensation Committee and one meeting of the Nominating Committee. Our non-management directors hold meetings separate from management at least twice per year. All of our current directors that served on our Board of Directors during the year ended December 31, 2021 attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees of the Board of Directors on which they served.

Compensation of Directors

The following table sets forth information with respect to compensation of our non-employee directors during fiscal year 2021.

	Fees Earned or	Option
Name	Paid in Cash ($)	Award(s) ($)	Total ($)
Zeev Bronfeld		152,543	152,543
Amos Bar Shalev	40,000	24,436	64,436
David Granot	40,000	24,436	64,436
Aharon Schwartz, Ph.D.	40,000	24,436	64,436
Pol F. Boudes, M.D.	40,000	24,436	64,436
Gwen A. Melincoff	40,000	24,436	64,436

The Board of Directors approved a new compensation program for our non-employee directors, commencing as of January 1, 2020. Directors are entitled to a cash payment equal to $40,000 per year, payable quarterly, and were granted options to purchase 40,000 shares of our common stock. The options vest quarterly in 16 equal increments over a four-year period. We granted to the Chairman of the Board an option to purchase 240,000 shares of our common stock, which option vests quarterly in 16 equal increments over a four-year period. As part of the compensation program, the Chairman of the Board of Directors is not entitled to cash compensation. His compensation is limited to equity compensation.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee or any executive officer of the Company or of Protalix Ltd. has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity. No Compensation Committee member is or was an officer or employee of ours or of Protalix Ltd. or had any relationship that constituted a related party transaction. Further, none of our executive officers serves on the Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Code of Business Conduct and Ethics

Our Code of Business Conduct and Ethics includes provisions ranging from restrictions on gifts to conflicts of interest. All of our employees and directors are bound by this Code of Business Conduct and Ethics. Violations of our Code of Business Conduct and Ethics may be reported to the Audit and Finance Committee.

The Code of Business Conduct and Ethics includes provisions applicable to all of our employees, including senior financial officers and members of our Board of Directors and is posted on our website (www.protalix.com). We intend to post amendments to or waivers from any such Code of Business Conduct and Ethics.

Insider Trading, Prohibition on Short-term, Speculative Transactions

Our Insider Trading and Blackout Policy includes restrictions regarding the timing and types of transactions in our securities by our directors, officers, including our Named Executive officers, and other employees. Our directors, officers and certain other designated other employees are prohibited from trading during blackout periods (during the period from and including the close of business on the seventh day prior to the end of the third month of each quarter and ends on the opening of the second business day following our filing with the SEC of the Company’s quarterly or annual financial reports or earlier public release of quarterly or annual financial information) and without the clearance of our Compliance Officer. In addition, the policy provides that none of our directors, officers or other employees may engage in the following transactions: (i) purchasing our securities on margin; (ii) pledging our securities; (iii) short sales; (d) buying or selling puts or calls in connection with our securities; and (v) engaging in derivative transactions relating to our securities (e.g., exchange traded options, etc.).

MANAGEMENT

Our 2021 Named Executive Officers consist of the following individuals:

Name	Age	Position
Dror Bashan	55	President and Chief Executive Officer
Einat Brill Almon, Ph.D. (1)	63	Senior Vice President, Chief Development Officer
Eyal Rubin	46	Sr. Vice President, Chief Financial Officer, Treasurer and Secretary

Einat Brill Almon, Ph.D. Dr. Almon joined Protalix Ltd. in December 2004, originally as a Senior Director and later as a Vice President and became our Senior Vice President, Product Development in 2006 and our Chief Development Officer in 2020. Dr. Almon has many years of experience in the management of life science projects and companies, including biotechnology and agrobiotech, with direct experience in clinical, device and scientific software development, as well as a strong background and work experience in intellectual property. Prior to joining Protalix Ltd., from 2001 to 2004, she served as Director of R&D and IP of Medgenics Medical (Israel) Ltd. (formerly, Biogenics Ltd.), a company that developed an autologous platform for tissue-based protein drug delivery. Medgenics Medical, based in Israel, is a wholly-owned subsidiary of Aevi Genomic Medicine, Inc. (NASDAQ:GNMX) (formerly, Medgenics Inc.). Dr. Almon has trained as a biotechnology patent agent at leading IP firms in Israel. Dr. Almon holds a Ph.D. and an M.Sc. in molecular biology of cancer research from the Weizmann Institute of Science, a B.Sc. from the Hebrew University and has carried out Post- Doctoral research at the Hebrew University in molecular biology of plant genetic engineering.

Eyal Rubin. Mr. Rubin has served as our Senior Vice President and Chief Financial Officer since September 2019. He brings more than 20 years of finance and capital markets experience, an extensive background in financial planning and operations, management and strategy and a deep knowledge of the biotechnology and pharmaceutical industries. Prior to joining Protalix, he served as Executive Vice President and Chief Financial Officer of BrainStorm Cell Therapeutics Inc. (NASDAQ:BCLI), a publicly traded biotechnology company, where he was responsible for all corporate finance, accounting and investor relations activities. Prior to his role at BrainStorm, Mr. Rubin served at Teva (NYSE:TEVA; TASE:TEVA) in several roles, most recently as Vice President, Head of Corporate Treasury. In this role, Mr. Rubin was responsible for Teva’s cash operations and cash management, as well as Teva’s equity and debt capital markets transactions. Mr. Rubin holds a BA in Financing and IT Systems from the College of Management, Israel, where he graduated Summa Cum Laude with a specialization in Financing and IT Systems, and an MBA from Bar-Ilan University, Israel, where he graduated Summa Cum Laude with a specialization in Finance.

(1)            On March 31, 2022, Einat Brill Almon, Ph.D., having reached retirement age, retired from her position as our Sr. Vice President & Chief Development Officer. Dr. Almon will continue her service to our company on a consultancy basis, taking a facilitating role in the continued progress of our clinical development program, as well as assisting in the identification of her replacement.

The biographical information for Mr. Bashan is set forth above under “Proposal 1: Election of Directors.”

Family Relationships

There are no family relationships among directors or executive officers of our Company.

Executive Compensation

The primary goals of the Compensation Committee of our Board of Directors with respect to executive compensation are to attract and retain the most talented and dedicated executives possible, to tie annual and long-term cash and stock incentives to achievement of specified performance objectives, and to align executives’ incentives with stockholder value creation. To achieve these goals, the Compensation Committee implements and maintains compensation plans that tie a portion of executives’ overall compensation to key strategic goals such as developments in our clinical path, the establishment of key strategic collaborations, the build-up of our pipeline and the strengthening of our financial position. The Compensation Committee evaluates individual executive performance with a goal of setting compensation at levels the committee believes are comparable with executives in other companies of similar size and stage of development operating in the biotechnology industry while taking into account our relative performance and our own strategic goals.

Elements of Compensation

Executive compensation consists of following elements:

Base Salary. Base salaries for our executive officers are established based on the scope of their responsibilities taking into account competitive market compensation paid by other companies for similar positions. Generally, we believe that executive base salaries should be targeted near the median of the range of salaries for executives in similar positions with similar responsibilities at comparable companies. The Compensation Committee convenes from time to time to evaluate present and future executive compensation, which evaluation generally includes an evaluation of the peer group considered in analyzing executive compensation. The Compensation Committee intends to continue reviewing and revising the peer group periodically to ensure that it continues to reflect companies similar to the Company in size and development stage. The Compensation Committee also reviews executive compensation reports and an analysis of publicly-traded biotechnology companies prepared by third party experts from a well-known consulting firm for additional data and other information regarding executive compensation for comparative purposes.

Base salaries are usually reviewed annually, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. The base salaries of each of our President and Chief Executive Officer, our Senior Vice President, Chief Development Officer, and our Senior Vice President and Chief Financial Officer, who we refer to collectively as the “Named Executive Officers,” are discussed herein.

Annual Bonus. The Compensation Committee has the authority to award discretionary annual bonuses to our executive officers. The discretionary annual bonus awards were intended to compensate officers for achieving financial, clinical, regulatory and operational goals and for achieving individual annual performance objectives. For any given year, the compensation objectives vary, but relate generally to strategic factors such as developments in our clinical path, the execution of a license agreement for the commercialization of product candidates, the establishment of key strategic collaborations, the build-up of our pipeline and financial factors such as capital raising. Bonuses are awarded generally based on corporate performance, with adjustments made within a range for individual performance, at the discretion of the Compensation Committee. The Compensation Committee determines, on a discretionary basis, the size of the entire bonus pool and the amount of the actual award to each Named Executive Officer.

The Compensation Committee selects, in its discretion, the executive officers of the Company or our subsidiary who are eligible to receive bonuses for any given year. Any bonus granted by the Compensation Committee will generally be paid upon the achievement of a specific milestone, subject to certain terms and conditions. The Compensation Committee has not fixed a minimum or maximum award for any executive officer’s annual discretionary bonus. Each of our executive officers is eligible for a discretionary annual bonus under his or her employment agreement.

Options and Share-Based Compensation. Our Amended and Restated 2006 Stock Incentive Plan authorizes us to grant options to purchase shares of common stock, restricted stock and other securities to our employees, directors and consultants. Our Compensation Committee is the administrator of the stock incentive plan. Stock option or other grants are generally made at the commencement of employment and following a significant change in job responsibilities or to meet other special retention or performance objectives. The Compensation Committee reviews and approves stock option and other awards to executive officers based upon a review of competitive compensation data, its assessment of individual performance, a review of each executive’s existing long-term incentives, and retention considerations. The exercise price of stock options granted under our Amended and Restated 2006 Stock Incentive Plan, as amended, must be equal to at least 100% of the fair market value of our common stock on the date of grant; however, in certain circumstances, grants may be made at a lower price to Israeli grantees who are residents of the State of Israel.

Severance and Change in Control Benefits. The Compensation Committee granted the following payments that would be payable in connection with a change of control: $1.0 million to the President and Chief Executive Officer and $400,000 to each of the other executive Vice Presidents. Such payments are subject to certain terms and conditions. In addition to the foregoing, pursuant to the employment agreements entered into with each of our executive officers, the executive officer is entitled to be insured by Protalix Ltd. under a Manager’s Policy in lieu of severance. The intention of such Manager’s Policies is to provide the Israel-based officers with severance protection of one month’s salary for each year of employment. In addition, the stock options and restricted stock granted to each of our Named Executive Officers provide that all of such instruments are subject to accelerated vesting immediately upon a change in control of the Company.

Other Compensation. Consistent with our compensation philosophy, we intend to continue to maintain our current benefits for our executive officers; however, the Compensation Committee in its discretion may revise, amend, or add to the officer’s executive benefits if it deems it advisable. As an additional benefit to all of our Israel-based Named Executive Officers and for most of our employees, we generally contribute to certain funds amounts equaling a total of approximately 15% of their gross salaries for certain pension and other savings plans for the benefit of the Named Executive Officers. In addition, in accordance with customary practice in Israel, our Israel-based executives’ agreements require us to contribute towards their vocational studies, and to provide annual recreational allowances, a company car and a company phone. We believe these benefits are currently equivalent with median competitive levels for comparable companies.

Executive Compensation. We refer to the “Summary Compensation Table” set forth below for information regarding the compensation earned during the fiscal year ended December 31, 2021 by our Named Executive Officers.

Summary Compensation Table

The following table sets forth a summary for the fiscal years ended December 31, 2021 and 2020, respectively, of the cash and non-cash compensation awarded, paid or accrued by us or Protalix Ltd. to our President and Chief Executive Officer, our Senior Vice President, Chief Development Officer, and our Senior Vice President and Chief Financial Officer, who we refer to collectively as the “Named Executive Officers.” There were no restricted stock awards, long-term incentive plan payouts or other compensation paid during fiscal years December 31, 2021 and 2020 by us or Protalix Ltd. to the Named Executive Officers, except as set forth below. All of the Named Executive Officers are employees of our subsidiary, Protalix Ltd. All currency amounts are expressed in U.S. dollars.

					Option	All Other
		Salary	Bonus	Stock	Awards	Compensation	Total
Name and Principal Position	Year	($)	($)	Awards ($)	($)(1)	($)(2)	($)
Dror Bashan	2021	373,817	—	585,224	82,371	116,287	1,157,699
President and Chief	2020	351,569	137,522	579,047	163,518	110,296	1,341,952
Executive Officer

Einat Brill Almon, Ph.D. (3)	2021	339,937	—		196,784	91,044	627,765
Senior Vice President, Chief	2020	293,190	200,000	—	218,963	172,513	884,666
Development Officer

Eyal Rubin	2021	325,101	—	385,201	21,062	105,460	836,824
Senior Vice President, Chief	2020	303,540	92,646	382,191	43,023	98,699	920,099
Financial Officer

(1)	Amounts in this column represent the grant date fair value of the option awards as computed in accordance with ASC 718, not including any estimates of forfeitures related to service-based vesting conditions. See Note 9(c) “Stock based compensation,” of Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2021 for a discussion of assumptions we made in determining the grant date fair value of our option awards for the fiscal year ended December 31, 2021.

(2)	Includes employer contributions to pension and/or insurance plans and other miscellaneous payments.

(3)	On March 31, 2022, Einat Brill Almon, Ph.D., having reached retirement age, retired from her position as our Sr. Vice President & Chief Development Officer. Dr. Almon will continue her service to our company on a consultancy basis, taking a facilitating role in the continued progress of our clinical development program, as well as assisting in the identification of her replacement.

On June 7, 2020, we granted 10-year options to purchase 196,995 shares of our common stock to Einat Brill Almon, Ph.D., our Sr. Vice President and Chief Development Officer under the Plan. The options have an exercise price equal to $3.59 per share and vest over a four-year period in 16 equal quarterly increments. Vesting of the options granted to Dr. Almon are subject to automatic acceleration in full upon a Corporate Transaction or a Change in Control, as those terms are defined in the Plan, and are subject to certain other terms and conditions. Our President and Chief Executive Officer may, in his discretion, grant options to Dr. Almon to purchase additional shares if the Company effects certain transactions in which it issues additional shares of our common stock.

On August 11, 2020, we granted 447,927 restricted shares of our common stock to Dror Bashan, our President and Chief Executive Officer, and 246,146 restricted shares of our common stock to Eyal Rubin, our Sr. Vice President and Chief Financial Officer, under the Plan. The restricted shares vest over a four-year period in 16 equal quarterly increments and are subject to automatic acceleration in full upon a Corporate Transaction or a Change in Control, and are subject to certain other terms and conditions.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to the Named Executive Officers concerning outstanding equity awards as of December 31, 2021.

		Option Awards			Stock Awards
	Number	Number			Number	Market value
	of Securities	of Securities			of shares	of shares
	Underlying	Underlying			or units	or units
	Unexercised	Unexercised			of stock	of stock
	Options	Options	Option Exercise	Option Expiration	that have	that have
Name	Exercisable (#)	Unexercisable (#)	Price ($)	Date	not vested (#)	not vested ($)
Dror Bashan	100,000	60,000	4.69	6/30/2029	307,950	255,598
Einat Brill Almon	25,000	—	17.20	3/23/2025
	56,875	13,125	5.60	9/13/2028
	73,873	123,122	3.59	6/07/2030
Eyal Rubin	45,000	35,000	2.00	9/22/2029	150,075	124,562

Potential Payments upon Termination or Change-in-Control/Corporate Transaction

Each of our Named Executive Officers (while they remain employed by the Company) is entitled to be insured by Protalix Ltd. under a Manager’s Policy in lieu of severance upon termination. The intention of such Manager’s Policies is to provide our officers with severance protection of one month’s salary for each year of employment. The following payments would be payable in connection with a change of control of the Company: $1.0 million to the President and Chief Executive Officer and $400,000 to each of the other Named Executive Officers, subject to certain terms and conditions. In addition to the foregoing, the vesting periods of outstanding options held by our Named Executive Officers are accelerated upon a change of control. Had we experienced a change of control on December 31, 2021, the value of the acceleration of the vesting period of the options held by Mr. Bashan, Dr. Almon and Mr. Rubin would be $0 as the options held by each of them that had not been fully vested on such date had an exercise price that was higher than the closing price of our common stock on that date. In addition, had we experienced a change of control on December 31, 2021, the value of the acceleration of the vesting of the shares of restricted stock held by each of Mr. Bashan and Mr. Rubin as of such date would be $255,598 and $124,562, respectively.

Employment Arrangements

Dror Bashan. Pursuant to Mr. Bashan’s employment agreement, his current monthly base salary is NIS 95,000 (approximately $30,500 and Mr. Bashan is entitled to an annual discretionary bonus subject to the sole discretion of our Board of Directors, to be determined on the basis of agreed-upon annual objectives which shall include both measurable and strategic parameters. He is also entitled to a one-time bonus of $1.0 million upon the occurrence of certain change of control transactions. The monthly salary is subject to cost of living adjustments from time to time as may be required by law. The Board of Directors also granted to Mr. Bashan options to purchase 160,000 shares of our common stock at an exercise price equal to $4.69 per share, the closing sales price of the common stock on the NYSE American on the date of grant. The options vest over four years on a quarterly basis in 16 equal increments, subject to certain conditions. Vesting of the options will be accelerated in full upon a Corporate Transaction or a Change in Control, as those terms are defined in our Plan. Mr. Bashan’s employment agreement is terminable by the Company on 180 days’ written notice for any reason. Mr. Bashan may terminate the agreement on 90 days’ written notice for any reason during its term. We may terminate the Agreement for cause without notice. Mr. Bashan is entitled to be insured by the Company under a Manager’s Policy in lieu of severance, Company contributions towards vocational studies, annual recreational allowances, a company car, a company laptop and a company phone. Mr. Bashan is entitled to 24 working days of vacation.

Einat Brill Almon, Ph.D. (1) Pursuant to Dr. Almon’s employment agreement, her current monthly base salary is NIS 80,000 (approximately $25,700) per month. She is also entitled to certain specified bonuses in the event that Protalix achieves certain specified clinical development milestones within specified timelines. In addition, vesting of all of Dr. Almon’s options and restricted shares will be accelerated in full upon a Corporate Transaction or a Change in Control, as those terms are defined in our Plan. The employment agreement is terminable by either party on 60 days’ written notice for any reason and we may terminate the agreement for cause without notice. Dr. Almon is entitled to be insured by Protalix Ltd. under a Manager’s Policy in lieu of severance, Company contributions towards vocational studies, annual recreational allowances, a company car, a company laptop and a company phone at up to NIS 1,000 per month. Dr. Almon is entitled to 29 working days of vacation.

Eyal Rubin. Pursuant to Mr. Rubin’s employment agreement, his current monthly base salary is NIS 80,000 (approximately $25,700) and Mr. Rubin is entitled to an annual discretionary bonus subject to the sole discretion of our Board of Directors, to be determined on the basis of agreed-upon annual objectives which shall include both measurable and strategic parameters. He is also entitled to a one-time bonus of $400,000 upon the occurrence of certain change of control transactions. The monthly salary is subject to cost of living adjustments from time to time as may be required by law. The Board of Directors also granted to Mr. Rubin options to purchase 80,000 shares of our common stock at an exercise price equal to $2.00 per share, the closing sales price of the common stock on the NYSE American on the date of grant. The options vest over four years on a quarterly basis in 16 equal increments, subject to certain conditions. Vesting of the options will be accelerated in full upon a Corporate Transaction or a Change in Control, as those terms are defined in our Plan. In addition, contingent upon certain conditions, Mr. Rubin is entitled to a grant of restricted stock units with an aggregate value of $100,000, on an annual basis. Mr. Rubin’s employment agreement is terminable by the Company on 180 days’ written notice for any reason. Mr. Rubin may terminate the agreement on 90 days’ written notice for any reason during its term. We may terminate the Agreement for cause without notice. Mr. Rubin is entitled to be insured by the Company under a Manager’s Policy in lieu of severance, Company contributions towards vocational studies, annual recreational allowances, a company car, a company laptop and a company phone. Mr. Rubin is entitled to 24 working days of vacation.

(1)            On March 31, 2022, Einat Brill Almon, Ph.D., having reached retirement age, retired from her position as our Sr. Vice President & Chief Development Officer. Dr. Almon will continue her service to our company on a consultancy basis, taking a facilitating role in the continued progress of our clinical development program, as well as assisting in the identification of her replacement.

Amended and Restated 2006 Stock Incentive Plan

Our Board of Directors and our stockholders approved our Plan on December 14, 2006. Since its initial approval, our stockholders have approved amendments to the plan on four times, the last time being on June 7, 2020. Of the 5,725,171 shares reserved for issuance under the Plan, as amended, as of December 31, 2021, there are outstanding options to purchase 2,259,020 shares of our common stock in the aggregate, subject to adjustment for a stock split or any future stock dividend or other similar change in our common stock or our capital structure. As of December 31, 2021, options to acquire 1,786,256 shares of common stock remain available for grant under the amended Plan.

Our amended Plan provides for the grant of stock options, restricted stock, restricted stock units, stock appreciation rights and dividend equivalent rights, collectively referred to as “awards.” Stock options granted under the amended Plan may be either incentive stock options under the provisions of Section 422 of the IRC, or non-qualified stock options. Incentive stock options may be granted only to employees. Awards other than incentive stock options may be granted to employees, directors and consultants. Shares issued in connection with awards other than options or stock appreciation rights shall count as one and one-half (1.5) shares for each share issued for purposes of the number of shares authorized for issuance under the plan.

The amended Plan is also designed to comply with the provisions of the Israeli Income Tax Ordinance New Version, 1961 (including as amended pursuant to Amendment 132 thereto), or the Tax Ordinance, and is intended to enable us to grant awards to grantees who are Israeli residents as follows: (i) awards to employees pursuant to Section 102 of the Tax Ordinance; and (ii) awards to non-employees pursuant to Section 3(I) of the Tax Ordinance. For this purpose, “employee” refers only to employees, office holders and directors of the Company or a related entity excluding those who are considered “Controlling Stockholders” pursuant to, or otherwise excluded by, the Tax Ordinance. In accordance with the terms and conditions imposed by the Tax Ordinance, grantees who receive awards under the amended Plan may be afforded certain tax benefits in Israel as described below.

Our Board of Directors or the Compensation Committee, referred to as the “plan administrator,” will administer our amended Plan, including selecting the grantees, determining the number of shares to be subject to each award, determining the exercise or purchase price of each award, and determining the vesting and exercise periods of each award.

The exercise price of stock options granted under the Plan must be equal to at least 100% of the fair market value of our common stock on the date of grant; however, in certain circumstances, grants may be made at a lower price to Israeli grantees who are residents of the State of Israel. If, however, incentive stock options are granted to an employee who owns stock possessing more than 10% of the voting power of all classes of our stock or the stock of any parent or subsidiary of the Company, the exercise price of any incentive stock option granted must equal at least 110% of the fair market value on the grant date and the maximum term of these incentive stock options must not exceed five years. The maximum term of all other awards must not exceed 10 years (or five years in the case of an incentive stock option granted to any participant who owns stock representing more than 10% of the voting power of all classes of our stock or the stock of any parent or subsidiary of the Company). The plan administrator will determine the exercise or purchase price (if any) of all other awards granted under the amended Plan.

Under the amended Plan, incentive stock options and options to Israeli grantees may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the participant only by the participant. Other awards shall be transferable by will or by the laws of descent or distribution and to the extent and in the manner authorized by the plan administrator by gift or pursuant to a domestic relations order to members of the participant’s immediate family. The amended Plan permits the designation of beneficiaries by holders of awards, including incentive stock options.

If the service of a participant in the amended Plan is terminated for any reason other than cause, the participant may exercise awards that were vested as of the termination date for a period ending upon the earlier of 12 months from the date of termination (or such shorter or longer period set forth in the award agreement) or the expiration date of the awards unless otherwise determined by the plan administrator. If the service of a participant in the amended Plan is terminated for cause, the participant may exercise awards that were vested as of the termination date for a period ending upon the earlier of 14 days from the date of termination (or such shorter or longer period set forth in the award agreement) or the expiration date of the awards unless otherwise determined by the plan administrator.

In the event of a corporate transaction, all awards will terminate unless assumed by the successor corporation. Unless otherwise provided in a participant’s award agreement, in the event of a corporate transaction and with respect to the portion of each award that is assumed or replaced, then such portion will automatically become fully vested and exercisable immediately upon termination of a participant’s service if the participant is terminated by the successor company or us without cause within 12 months after the corporate transaction. With respect to the portion of each award that is not assumed or replaced, such portion will automatically become fully vested and exercisable immediately prior to the effective date of the corporate transaction so long as the participant’s service has not been terminated prior to such date.

In the event of a change in control, except as otherwise provided in a participant’s award agreement, following a change in control (other than a change in control that also is a corporate transaction) and upon the termination of a participant’s service without cause within 12 months after a change in control, each award of such participant that is outstanding at such time will automatically become fully vested and exercisable immediately upon the participant’s termination. In addition, the stock options and shares of restricted stock issued to each of our Named Executive Officers are subject to accelerated vesting immediately upon a corporate transaction or a change in control of the Company, as defined in our amended Plan.

Under our amended Plan, a corporate transaction is generally defined as:

•	a merger or consolidation in which we are not the surviving entity, except for the principal purpose of changing the Company’s state of incorporation;

•	the sale, transfer or other disposition of all or substantially all of our assets;

•	the complete liquidation or dissolution of the Company;

•	any reverse merger in which we are the surviving entity but our shares of common stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or in which securities possessing more than forty percent (40%) of the total combined voting power of our outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger; or

•	acquisition in a single or series of related transactions by any person or related group of persons of beneficial ownership of securities possessing more than fifty percent (50%) of the total combined voting power of our outstanding securities but excluding any such transaction or series of related transactions that the plan administrator determines not to be a corporate transaction (provided however that the plan administrator shall have no discretion in connection with a corporate transaction for the purchase of all or substantially all of our shares unless the principal purpose of such transaction is changing the Company’s state of incorporation).

Under our amended Plan, a change of control is defined as:

•	the direct or indirect acquisition by any person or related group of persons of beneficial ownership of securities possessing more than fifty percent (50%) of the total combined voting power of our outstanding securities pursuant to a tender or exchange offer made directly to our stockholders and which a majority of the members of our Board of Directors (who have generally been on our board for at least 12 months) who are not affiliates or associates of the offeror do not recommend stockholders accept the offer; or

•	a change in the composition of our Board of Directors over a period of 12 months or less, such that a majority of our Board of Directors members ceases, by reason of one or more contested elections for board membership, to be comprised of individuals who were previously directors of the Company.

Unless terminated sooner, the amended Plan will automatically terminate on December 31, 2028. Our Board of Directors has the authority to amend, suspend or terminate our amended Plan. No amendment, suspension or termination of the amended Plan shall adversely affect any rights under awards already granted to a participant. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the IRC, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to awards granted to residents therein (including the Tax Ordinance), we shall obtain stockholder approval of any such amendment to the Plan in such a manner and to such a degree as required.

Impact of Israeli Tax Law

The awards granted to employees pursuant to Section 102 of the Tax Ordinance under the amended Plan may be designated by us as approved options under the capital gains alternative, or as approved options under the ordinary income tax alternative.

To qualify for these benefits, certain requirements must be met, including registration of the options in the name of a trustee. Each option, and any shares of common stock acquired upon the exercise of the option, must be held by the trustee for a period commencing on the date of grant and deposit into trust with the trustee and ending 24 months thereafter.

Under the terms of the capital gains alternative, we may not deduct expenses pertaining to the options for tax purposes.

Under the amended Plan, we may also grant to employees options pursuant to Section 102(c) of the Tax Ordinance that are not required to be held in trust by a trustee. This alternative, while facilitating immediate exercise of vested options and sale of the underlying shares, will subject the optionee to the marginal income tax rate of up to 50% as well as payments to the National Insurance Institute and health tax on the date of the sale of the shares or options. Under the Plan, we may also grant to non-employees options pursuant to Section 3(I) of the Tax Ordinance. Under that section, the income tax on the benefit arising to the optionee upon the exercise of options and the issuance of common stock is generally due at the time of exercise of the options.

These options shall be further subject to the terms of the tax ruling that has been obtained by Protalix Ltd. from the Israeli tax authorities in connection with the merger. Under the tax ruling, the options issued by us in connection with the assumption of Section 102 options previously issued by Protalix Ltd. under the capital gains alternative shall be issued to a trustee, shall be designated under the capital gains alternative and the issuance date of the original options shall be deemed the issuance date for the assumed options for the calculation of the respective holding period.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

All related party transactions are reviewed and approved by the Audit and Finance Committee, as required by the Audit and Finance Committee Charter.

There were no transactions during the last two fiscal years, or any currently proposed transaction, in which we were or are to be a participant and in which the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act or the Exchange Act.

The Audit and Finance Committee of our Board of Directors operates under a written charter adopted by our Board of Directors, and currently consists of Mr. Granot, Chairman of the Committee, Mr. Bar Shalev and Dr. Schwartz. As described more fully in its charter, the Audit Committee provides oversight of the quality and integrity of our consolidated financial statements, internal controls and financial reporting process, and our process to manage business and financial risks and compliance with legal, ethical and regulatory requirements. In addition, the Audit and Finance Committee interacts directly with and evaluates the qualifications, independence and performance of the independent auditors, Kesselman & Kesselman, and is responsible for the appointment, compensation, retention and oversight of the work of the auditors.

Management is responsible for the preparation, presentation and integrity of the consolidated financial statements, and evaluation of and assessment of the effectiveness of our internal control over financial reporting. The independent auditors are responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”). The Audit and Finance Committee’s responsibility is to monitor and oversee these processes.

The Audit and Finance Committee has reviewed and discussed the audited consolidated financial statements with our Board of Directors and management. The Audit and Finance Committee has discussed with Kesselman & Kesselman the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit and Finance Committee has received the written disclosures and the letter from Kesselman & Kesselman required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit and Finance Committee concerning independence, and has discussed with Kesselman & Kesselman that firm’s independence from our Company.

Based on the review and discussions of the audited consolidated financial statements and discussions with management and Kesselman & Kesselman, the Audit Committee recommended to Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC.

Respectfully submitted on April 12, 2022,

David Granot, Chairman

Amos Bar Shalev

Aharon Schwartz, Ph.D.

PROPOSAL 2: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

As required by Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of the our Named Executive Officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC.

We believe that the executive compensation program for the Named Executive Officers, as described in the “Management” section of this proxy statement, is based on a pay-for-performance culture and seeks to align the interests of our Named Executive Officers with the interests of our stockholders. We believe that our compensation programs are designed to reward our Named Executive Officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total stockholder return, while at the same time creating a culture that focuses executives on prudent risk management and appropriately rewards them for performance. Our executive compensation program is also designed to be competitive with our peer companies, and seeks to enable us to attract and retain the best possible executive talent.

We also believe that the extensive disclosure of compensation information provided in this proxy statement provides our stockholders the information they need to make an informed decision as they weigh the pay of the Named Executive Officers in relation to our performance. This “Say-on-Pay” proposal gives you the stockholder the opportunity to endorse or not endorse the compensation we paid to the Named Executive Officers through the resolution set forth below.

“RESOLVED, that the compensation paid to the Named Executive Officers of Protalix BioTherapeutics, Inc., as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion included in this proxy statement, is hereby APPROVED.”

Because your vote is advisory, it will not be binding upon our Company, our Board of Directors or the Compensation Committee. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. Our Company, our Board of Directors, and the Compensation Committee will consider the outcome of the vote when evaluating future executive compensation arrangements for our named executive officers.

This proposal is provided as required pursuant to Rule 14a-21(a) promulgated under the Exchange Act.

Our Board of Directors recommends that stockholders vote “FOR” the approval of the executive compensation as disclosed in this proxy statement and as described in this “Proposal 2: Advisory Vote to Approve Executive Compensation.”

PROPOSAL 3: AMENDMENTS TO THE PROTALIX BIOTHERAPEUTICS, INC.
2006 STOCK INCENTIVE PLAN, AS AMENDED, TO INCREASE THE NUMBER OF
AUTHORIZED SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER THE PLAN
AND TO AMEND CERTAIN OTHER TERMS OF THE PLAN

General

We are asking our stockholders to approve an amendment to our amended 2006 Stock Incentive Plan, or the Existing Plan and, as amended, the Plan, so that we can continue to use the Plan in order to attract and retain key talent, encourage stock ownership by our employees, non-employee directors and consultants, better align with governance best practices. Our Board of Directors unanimously approved the proposed amendment to the Plan, subject to approval of our stockholders at the Annual Meeting. Approval of the Plan requires the affirmative vote of the record holders of a majority of the outstanding shares of our common stock that are present in person or by proxy at the Annual Meeting and entitled to vote on this matter.

Primary Changes

As part of the proposed amendments to the Existing Plan, we propose to:

•	Increase the number of shares of common stock reserved for issuance under the Existing Plan by 2,750,000 shares to 8,475,171 shares.

•	Increase the annual per person limits on the number of shares covered by awards of stock options and stock appreciation rights by 2,750,000 shares to 8,475,171 shares; and

•	Increase the per person limits on the number of shares covered by awards of restricted stock and restricted stock units intended to be “performance based compensation” by 2,750,000 shares to 8,475,171 shares.

Background on Code Section 162(m) Approval

We are also asking our stockholders to approve this amendment to the material terms of the Existing Plan so that we may grant awards under the Plan that are designed to qualify for the exception from the limits on corporate income tax deductions pursuant to Code Section 162(m). To the extent we grant such awards and they qualify for the exception, we may deduct for federal income tax purposes compensation in excess of  $1.0 million that may be paid to certain executive officers in any single year. Compensation includes cash compensation and income arising from the exercise of nonstatutory stock options, as a result of the grant, vesting or settlement of other types of equity awards, and from disqualifying dispositions of incentive stock options.

Under Code Section 162(m), no deduction is allowed in any taxable year of our Company for compensation in excess of  $1.0 million paid to our “covered employees.” A “covered employee” is our chief executive officer and our three other most highly compensated officers, other than our chief financial officer.

An exception to the $1.0 million limit under Code Section 162(m) applies to compensation that is paid to a covered employee pursuant to a stock incentive plan approved by stockholders and that specifies, among other things, the maximum number of shares with respect to which options and stock appreciation rights may be granted to eligible participants under such plan during a specified period. Compensation paid pursuant to options granted under such a plan and with an exercise price equal to the fair market value of common stock on the date of grant is deemed to be inherently performance-based, since such awards provide value to participants only if the stock price appreciates. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation, if any option or stock appreciation right is canceled, the canceled award shall continue to count against the maximum number of shares with respect to which an award may be granted to a participant. The Plan provides that the maximum number of shares with respect to which options and stock appreciation rights may be granted to a participant during a calendar year is 5,725,171 shares. The foregoing limitation shall be adjusted proportionately by the plan administrator in the event of a stock split, reverse stock split, stock dividend, combination or reclassification of shares or other similar change in our shares of common stock or our capital structure.

For awards of restricted stock and restricted stock units that are intended to be performance-based compensation under Section 162(m) of the Code, the maximum number of shares of common stock subject to such awards that may be granted to a participant during a calendar year is 5,725,171 shares. The foregoing limitation shall be adjusted proportionately by the plan administrator in the event of a stock split, reverse stock split, stock dividend, combination or reclassification of shares or other similar change in our shares or our capital structure. In order for restricted stock and restricted stock units to qualify as performance-based compensation, the plan administrator must establish a performance goal with respect to such award in writing not later than 90 days after the commencement of the services to which it relates (or, if earlier, the date after which 25% of the period of service to which the performance goal relates has elapsed) and while the outcome is substantially uncertain. In addition, the performance goal must be stated in terms of an objective formula or standard.

The Plan includes the following performance criteria that may be considered by the plan administrator when granting performance-based awards: (i) increase in share price, (ii) earnings per share; (iii) total stockholder return; (iv) operating margin; (v) gross margin; (vi) return on equity; (vii) return on assets; (viii) return on investment; (ix) operating income; (x) net operating income; (xi) pre-tax profit; (xii) cash flow; (xiii) revenue: (xiv) expenses; (xv) earnings before interest, taxes and depreciation; (xvi) economic value added; and (xvii) market share. The performance criteria may be applicable to our Company, any parent or subsidiary of our Company, and/or any individual business units of our Company or any parent or subsidiary of our Company. In addition, the performance criteria will be calculated in accordance with generally accepted accounting principles, excluding the effect (whether positive or negative) of any change in accounting standards and any extraordinary, unusual or nonrecurring item occurring after the establishment of the performance criteria applicable to the award.

Stockholder approval of the Plan pursuant to this proposal will constitute stockholder approval of the material terms of the Plan, including the per person limitations on stock awards and the performance criteria described above, for Code Section 162(m) purposes.

We believe strongly that approval of this amendment to the Existing Plan is essential to our success. Our employees are our most valuable asset. Stock options and the other awards permitted under the Plan are vital to our ability to attract and retain outstanding and highly skilled employees, especially in the competitive labor markets in which we operate. These awards also are crucial to our ability to motivate employees to achieve our goals. Our Board of Directors after reviewing the allocation of awards under the Plan has determined that it is in the best interest of our Company to increase the equity compensation granted to our current and future employees. The proposed terms of the Plan are designed to allow us to continue to attract, retain and motivate people whose skills and performance are critical to our success. We will continue to monitor the environment in which we operate and make changes to our equity compensation program to help us meet our goals, including achieving long-term stockholder value.

Our Board of Directors recommends that stockholders vote “FOR” the adoption of the amendments to the Protalix BioTherapeutics, Inc. Amended and Restated 2006 Stock Incentive Plan described in this Proposal 3: Amendments to the Protalix BioTherapeutics, Inc. Amended and Restated 2006 Stock Incentive Plan to Increase the Number of Authorized Shares of Common Stock Reserved for Issuance under the Plan and to Amend Certain other Terms of the Plan.

A general description of the principal terms of the Plan is set forth below. This description is qualified in its entirety by the terms of the Plan, a copy of which is attached hereto as Appendix A.

At December 31, 2021, there were outstanding under the Existing Plan options to purchase common stock issued covering 2,259,020 shares of our common stock with a weighted average exercise price of $4.42 per share and a weighted average remaining contractual life of 7.52 years. The outstanding options represent approximately 4.65% of our outstanding shares on an “as exercised” basis. As of December 31, 2021, we had 1,786,256 shares of common stock available for future issuance under the Existing Plan.

As of April 1, 2022, the fair market value of a share of our common stock was $1.05.

Equity Compensation Plan Information

The following table provides information as of December 31, 2021 with respect to the shares of our common stock that may be issued under our existing equity compensation plan.

	A	B	C
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Stockholders	2,259,020	$4.42	1,786,256
Equity Compensation Plans Not Approved by Stockholders	-	-	-
Total	2,259,020	$4.42	1,786,256

General Description

Purpose. The purposes of the Plan are to attract and retain the best available personnel, to provide additional incentives to our officers, directors, employees and consultants through ownership of our common stock, and to promote the success of our business.

Shares Reserved for Issuance under the Plan. We currently have 5,725,171 shares of common stock reserved for issuance under the Existing Plan. If approved by our stockholders, the total number of shares of common stock reserved for issuance under the Plan will be increased by 2,750,000 shares for a total of 8,475,171 shares. Shares issued in connection with awards other than options or stock appreciation rights shall count as one and one-half (1.5) shares for each share issued. The number of shares of common stock available under the Plan will be subject to adjustment in the event of a stock split, reverse stock split, stock dividend, combination or reclassification of shares or other similar change in our shares or our capital structure. Any shares of common stock covered by an award (or portion of an award) which is forfeited, canceled or expires (whether voluntarily or involuntarily) are deemed not to have been issued for purposes of determining the maximum aggregate number of shares of common stock which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an award will not be returned to the Plan and will not be available for future issuance under the Plan, except that if unvested shares of common stock are forfeited, or repurchased by us at the lower of their original purchase price or their fair market value (as defined in the Plan) at the time of repurchase, such shares of common stock shall become available for future grant under the Plan. Any shares covered by an award which are surrendered (i) in payment of the award exercise or purchase price (including pursuant to the ‘‘net exercise’’ of an option pursuant to Section 7(b)(v) of the Plan) or (ii) in satisfaction of tax withholding obligations incident to the exercise of an award will not be returned to the Plan and will not be available for future issuance under the Plan. Shares that are covered by the portion of a SAR that is exercised (whether or not shares are actually issued) will be considered issued. Shares that are counted as one and one-half (1.5) shares upon issuance will be counted as one and one-half (1.5) shares upon return.

During any calendar year, the maximum number of shares with respect to which options and stock appreciation rights may be granted to a participant is currently 5,725,171 shares. If approved by our stockholders, the maximum number of shares with respect to which options and stock appreciation rights may be granted to a participant in any calendar year will be 8,475,171 shares. The maximum number of shares of restricted stock and restricted stock units that are intended to be performance-based compensation under Section 162(m) of the Code that may be awarded to a participant in any calendar year is 8,475,171 shares. The foregoing limitations shall be adjusted proportionately by the plan administrator in the event of a stock split, reverse stock split, stock dividend, combination or reclassification of shares or other similar change in our shares or our capital structure, and its determination shall be final, binding and conclusive.

Administration. Our Board of Directors or the Compensation Committee, referred to as the “plan administrator,” administers the Plan, including selecting the grantees, determining the number of shares to be subject to each award, determining the exercise or purchase price of each award, and determining the vesting and exercise periods of each award. The Plan is currently being administered by the Compensation Committee. With respect to grants to officers and directors, the Compensation Committee shall be constituted in such a manner as to satisfy applicable laws, including Rule 16b-3 promulgated under the Exchange Act.

Terms and Conditions of Awards. The Amendment provides for the grant of stock options, restricted stock, restricted stock units, stock appreciation rights and dividend equivalent rights, collectively referred to as “awards.” Stock options granted under the Plan may be either incentive stock options under the provisions of Section 422 of the Internal Revenue Code, or non-qualified stock options. Incentive stock options may be granted only to our employees or to employees of our related entities. Awards other than incentive stock options may be granted to our employees, directors and consultants or to employees, consultants and directors of our related entities. Because the Plan provides for broad discretion in selecting which eligible persons will participate and in granting awards, the total number of persons who will actually participate in the Amended Plan and the benefits that will be provided to the participants cannot be determined at this time. As of December 31, 2021, approximately 200 employees (five of whom are current executive officers of the Company) and six directors were eligible for awards under the Plan. In addition, we engage certain of consultants that also may be eligible for awards under the Plan. To the extent that the aggregate fair market value of the shares subject to options designated as incentive stock options which become exercisable for the first time by a participant during any calendar year exceeds $100,000, such excess options shall be treated as nonqualified stock options. Each award granted under the Plan shall be designated in an award agreement.

The Plan is also designed to comply with the provisions of the Israeli Income Tax Ordinance New Version, 1961 (including as amended pursuant to Amendment 132 thereto), or the tax ordinance, and is intended to enable us to grant awards to grantees who are Israeli residents as follows: (i) awards to employees pursuant to Section 102 of the tax ordinance; and (ii) awards to non-employees pursuant to Section 3(I) of the tax ordinance. For this purpose, “employee” refers only to employees, office holders and directors of our Company or a related entity excluding those who are considered “Controlling Stockholders” pursuant to, or otherwise excluded by, the tax ordinance. In accordance with the terms and conditions imposed by the tax ordinance, grantees who receive awards under the Amendment may be afforded certain tax benefits in Israel as described below.

The exercise price of stock options granted under the Plan must be equal to at least 100% of the fair market value of our common stock on the date of grant. If, however, incentive stock options are granted to an employee who owns stock possessing more than 10% of the voting power of all classes of our stock or the stock of any parent or subsidiary of our Company, the exercise price of any incentive stock option granted must equal at least 110% of the fair market value on the grant date and the maximum term of these incentive stock options must not exceed five years. The maximum term of all other awards must not exceed 10 years (or 5 years in the case of an incentive stock option granted to any participant who owns stock representing more than 10% of the voting power of all classes of our stock or the stock of any parent or subsidiary of our Company). The plan administrator will determine the exercise or purchase price (if any) of all other awards granted under the Plan.

Under the Plan, incentive stock options and options to Israeli grantees may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the participant only by the participant. Other awards shall be transferable by will or by the laws of descent or distribution and, during the lifetime of the participant, to the extent and in the manner authorized by the plan administrator by gift or pursuant to a domestic relations order to members of the participant’s immediate family. The Plan permits the designation of beneficiaries by holders of awards, including incentive stock options.

If the service of a participant in the Plan is terminated for any reason other than cause, the participant may exercise awards that were vested as of the termination date for a period ending upon the earlier of 12 months from the date of termination (or such shorter or longer period set forth in the award agreement) or the expiration date of the awards unless otherwise determined by the plan administrator. If the service of a participant in the Plan is terminated for cause, the participant may exercise awards that were vested as of the termination date for a period ending upon the earlier of 14 days from the date of termination (or such shorter or longer period set forth in the award agreement) or the expiration date of the awards unless otherwise determined by the plan administrator.

Performance Criteria.

Amendment, Suspension and Termination. The Board may at any time amend, suspend, or terminate the Plan; provided, however, that no such amendment shall be made without the approval of the Company’s stockholders if such amendment would require stockholder approval under any other applicable law or regulation. Any amendment, suspension or termination of the Plan may not adversely affect the rights of any participant under an outstanding award (unless such participant’s consent is obtained). Notwithstanding the foregoing, the reduction or increase of the exercise price of any stock option or the base appreciation amount of a SAR and the canceling of any stock option or SAR at a time when its exercise price or base appreciation amount exceeds the fair market value of the underlying shares in exchange for another award shall be subject to stockholder approval unless such exchange occurs in connection with a corporate transaction.

Corporate Transaction and Change in Control. In the event of a corporate transaction, all outstanding awards will terminate unless assumed by the successor corporation. Unless otherwise provided in a participant’s award agreement, in the event of a corporate transaction and with respect to the portion of each award that is assumed or replaced, then such portion will automatically become fully vested and exercisable immediately upon termination of a participant’s service if the participant is terminated by the successor company or us without cause within 12 months after the corporate transaction. With respect to the portion of each award that is not assumed or replaced, such portion of the award will automatically become fully vested and exercisable immediately prior to the effective date of the corporate transaction so long as the participant’s service has not been terminated prior to such date.

In the event of a change in control, except as otherwise provided in a participant’s award agreement, following a change in control (other than a change in control that also is a corporate transaction) and upon the termination of a participant’s service without cause within 12 months after a change in control, each award of such participant that is outstanding at such time will automatically become fully vested and exercisable immediately upon the participant’s termination.

Under the Plan, a corporate transaction is generally defined as:

•	a merger or consolidation in which we are not the surviving entity, except for the principal purpose of changing our Company’s state of incorporation;

•	the sale, transfer or other disposition of all or substantially all of our assets;

•	the complete liquidation or dissolution of our Company;

•	any reverse merger in which we are the surviving entity but our shares of common stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or in which securities possessing more than forty percent (40%) of the total combined voting power of our outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger; or

•	acquisition in a single or series of related transactions by any person or related group of persons (other than by us or by an employee benefit plan sponsored by us) of beneficial ownership of securities possessing more than fifty percent (50%) of the total combined voting power of our outstanding securities but excluding any such transaction or series of related transactions that the plan administrator determines not to be a corporate transaction (provided however that the plan administrator shall have no discretion in connection with a corporate transaction for the purchase of all or substantially all of our shares unless the principal purpose of such transaction is changing our Company’s state of incorporation).

Under the Plan, a change of control is defined as:

•	the direct or indirect acquisition by any person or related group of persons of beneficial ownership of securities possessing more than fifty percent (50%) of the total combined voting power of our outstanding securities pursuant to a tender or exchange offer made directly to our stockholders and which a majority of the members of our Board of Directors (who have generally been on our Board of Directors for at least 12 months) who are not affiliates or associates of the offeror do not recommend stockholders accept the offer; or

•	a change in the composition of our Board of Directors over a period of 12 months or less, such that a majority of the members of our Board of Directors ceases, by reason of one or more contested elections for board membership, to be comprised of individuals who were previously directors of our Company.

Amendment, Suspension or Termination of the Plan. Unless terminated sooner, the Plan will automatically terminate on December 31, 2028. Our Board of Directors has the authority to amend, suspend or terminate the Plan. No amendment, suspension or termination of the Plan shall adversely affect any rights under awards already granted to a participant. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Internal Revenue Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to awards granted to residents therein (including the tax ordinance), we shall obtain stockholder approval of any such amendment to the Plan in such a manner and to such a degree as required.

Amended Plan Benefits

The grant of awards under the Plan, including grants to our executive officers, is subject to the discretion of the plan administrator. Except with respect to options issued to the Chairman of our Board of Directors and our new President and Chief Executive Officer, as set forth below, the allocation of the new shares is not determinable at this time.

New Plan Benefits
Protalix BioTherapeutics, Inc. 2006 Stock Incentive Plan, amended
Name and Position	Dollar Value ($) (1)	Number of Units
Eyal Rubin, Sr. VP & CFO		Annual Grant of Restricted Stock for $100,000

(1)            The dollar values of the options listed in this table are based on the grant date (i.e., the date of board approval) of each option grant.

Certain Federal Tax Consequences

The following summary of the U.S. federal income tax consequences of the Plan transactions is based upon federal income tax laws in effect on the date of this Proxy Statement. This summary does not purport to be complete, and does not discuss state, local or non-U.S. tax consequences.

Nonqualified Stock Options. The grant of a nonqualified stock option under the Plan will not result in any U.S. federal income tax consequences to us or the participant, if a U.S. taxpayer. Upon exercise of a nonqualified stock option, the participant is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares at the time of exercise. This income is subject to withholding for U.S. federal income and employment tax purposes. We are entitled to an income tax deduction in the amount of the income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as we withhold the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount. Any gain or loss on the participant’s subsequent disposition of the shares will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. We do not receive a tax deduction for any such gain.

A nonqualified stock option can be considered deferred compensation and be subject to Section 409A of the Code. A nonqualified stock option that does not meet the requirements of Code Section 409A can result in the acceleration of income recognition, an additional 20% tax obligation, plus penalties and interest.

Incentive Stock Options. The grant of an incentive stock option under the Plan will not result in any U.S. federal income tax consequences to us or the participant, if a U.S. taxpayer. A participant recognizes no federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and we receive no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the participant has held the shares. If the participant does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. We are not entitled to any deduction under these circumstances.

If the participant is a U.S. taxpayer and fails to satisfy either of the foregoing holding periods (referred to as a “disqualifying disposition”), he or she must recognize ordinary income in the year of the disposition. The amount of ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock at the time of exercise and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. We are entitled, in the year of the disqualifying disposition, to a deduction equal to the amount of ordinary income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the participant’s total compensation is deemed reasonable in amount.

The “spread” under an incentive stock option—i.e., the difference between the fair market value of the shares at exercise and the exercise price—is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If a participant’s alternative minimum tax liability exceeds such participant’s regular income tax liability, the participant will owe the larger amount of taxes. In order to avoid the application of alternative minimum tax with respect to incentive stock options, the participant must sell the shares within the calendar year in which the incentive stock options are exercised. However, such a sale of shares within the year of exercise will constitute a disqualifying disposition, as described above.

Stock Appreciation Rights. Recipients of stock appreciation rights, or SARs, if U.S. taxpayers, generally should not recognize income until the SAR is exercised (assuming there is no ceiling on the value of the right). Upon exercise, the recipient will normally recognize taxable ordinary income for U.S. federal income tax purposes equal to the amount of cash and fair market value of the shares, if any, received upon such exercise. Recipients who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon exercise of a SAR. Recipients will recognize gain upon the disposition of any shares received on exercise of a SAR equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year. We will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as we withhold the appropriate taxes with respect to such income (if required) and the recipient’s total compensation is deemed reasonable in amount.

A SAR can be considered non-qualified deferred compensation and be subject to Section 409A of the Code. A SAR that does not meet the requirements of Code Section 409A can result in the acceleration of income recognition, an additional 20% tax obligation, plus penalties and interest.

Restricted Stock. The grant of restricted stock will subject the recipient to ordinary compensation income on the difference between the amount paid for such stock and the fair market value of the shares on the date that the restrictions lapse. This income is subject to withholding for federal income and employment tax purposes. We are entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as we withhold the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount. Any gain or loss on the recipient’s subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on how long the stock has been held since the restrictions lapsed. We do not receive a tax deduction for any such gain.

Recipients of restricted stock may make an election under Section 83(b) of the Code, or a Section 83(b) Election, to recognize as ordinary compensation income in the year that such restricted stock is granted, the amount equal to the spread between the amount paid for such stock and the fair market value on the date of the issuance of the stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short-term capital gain to the recipient. The Section 83(b) Election must be made within 30 days from the time the restricted stock is issued.

Restricted Stock Units. Recipients of restricted stock units generally should not recognize income until such units are converted into cash or shares. Upon conversion, the recipient will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value of the shares, if any, received upon such conversion. Recipients who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon conversion of the restricted stock units. Participants will recognize gain upon the disposition of any shares received upon conversion of the restricted stock units equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year. We will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as we withhold the appropriate taxes with respect to such income (if required) and the recipient’s total compensation is deemed reasonable in amount.

Restricted stock units also can be considered non-qualified deferred compensation and be subject to Section 409A of the Code. A grant of restricted stock units that is non-qualified deferred compensation but does not meet the requirements of Code Section 409A will result in an additional 20% tax obligation, plus penalties and interest to such recipient.

Dividends and Dividend Equivalents. Recipients of stock-based awards that earn dividends or dividend equivalents will recognize taxable ordinary income on any dividend payments received with respect to unvested and/or unexercised shares subject to such awards, which income is subject to withholding for federal income and employment tax purposes. We are entitled to an income tax deduction in the amount of the income recognized by a participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as we withhold the appropriate taxes with respect to such income (if required) and the individual’s total compensation is deemed reasonable in amount.

Impact of Israeli Tax Law

The awards granted to employees pursuant to Section 102 of the tax ordinance under the Plan may be designated by us as approved options under the capital gains alternative, or as approved options under the ordinary income tax alternative.

To qualify for these benefits, certain requirements must be met, including registration of the options in the name of a trustee. Each option, and any shares of common stock acquired upon the exercise of the option, must be held by the trustee for a period commencing on the date of grant and deposit into trust with the trustee and ending 24 months thereafter.

Under the terms of the capital gains alternative, we may not deduct expenses pertaining to the options for tax purposes.

Under the Plan, we may also grant to employees options pursuant to Section 102(c) of the tax ordinance that are not required to be held in trust by a trustee. This alternative, while facilitating immediate exercise of vested options and sale of the underlying shares, will subject the optionee to the marginal income tax rate of up to 50% as well as payments to the National Insurance Institute and health tax on the date of the sale of the shares or options. Under the 2006 Stock Incentive Plan, we may also grant to non-employees options pursuant to Section 3(I) of the tax ordinance. Under that section, the income tax on the benefit arising to the optionee upon the exercise of options and the issuance of common stock is generally due at the time of exercise of the options.

These options shall be further subject to the terms of the tax ruling that has been obtained by Protalix Ltd. from the Israeli tax authorities in connection with our merger in 2006. Under the tax ruling, the options issued by us in connection with the assumption of Section 102 options previously issued by Protalix Ltd. under the capital gains alternative shall be issued to a trustee, shall be designated under the capital gains alternative and the issuance date of the original options shall be deemed the issuance date for the assumed options for the calculation of the respective holding period.

PROPOSAL 4: AMENDMENT TO INCREASE THE NUMBER OF
AUTHORIZED SHARES OF COMMON STOCK

On March 23, 2022, our Board of Directors authorized and approved an amendment to our Certificate of Incorporation, as amended (“Certificate”), to increase the number of authorized shares of our common stock from 120,000,000 to 144,000,000 (the “Amendment”). We are not proposing any change to the authorized number of shares of preferred stock. Under the Delaware General Corporation Law, we are required to obtain the affirmative vote of the holders of a majority of our outstanding shares of common stock to amend the Certificate to increase the number of authorized shares of common stock. Our Board of Directors determined that the Amendment is advisable and in the best interest of our Company and our stockholders, and recommends that our stockholders approve the Amendment.

As of April 15, 2022, 46,365,832 shares of our common stock were outstanding. As discussed in more detail in this Proposal 4, we have reserved approximately 4.0 million shares of common stock for issuances in connection with outstanding share-based incentives under our Existing Plan, approximately 14.6 million shares of common stock for issuances in connection with the exercise of our outstanding warrants (the “2020 Warrants”) and approximately 21.4 million shares for issuance in connection with conversion of our outstanding 7.50% convertible notes (the “2024 Notes”). The amount of unreserved, authorized shares leaves us with an insufficient number of shares of common stock for corporate purposes, and impedes and undermines our ability to raise capital in the future. If our stockholders do not approve this Proposal 4, we are left without the authorized shares of common stock necessary for us to pursue a variety of business and financial objectives without further action of our stockholders (except when required by applicable law or regulation). As a result, we believe that a delay in securing, or a failure to secure, stockholder approval of this Proposal 2 will impair the financial viability of our Company.

Description of Common Stock

The Certificate currently authorizes the issuance of 120,000,000 shares of common stock and 100,000,000 shares of preferred stock, par value $0.0001 per share, for a total of 220,000,000 shares of capital stock. As of April 15, 2022, there were 46,365,832 shares of common stock issued and outstanding, and no shares of preferred stock issued and outstanding.

We have reserved a number of additional shares of common stock for future issuance under our equity compensation plan. As of December 31, 2021, 2,259,020 shares of common stock are reserved for issuance upon the exercise of outstanding stock options under the Existing Plan and 1,786,256 shares of common stock are reserved for issuance in connection with future grants of stock options and/or future issuances of shares under the plan. In addition, approximately 21.4 million shares of common stock are reserved for issuance upon conversions of 2024 Notes. A significant amount of the shares reserved for issuance upon the conversion of our outstanding convertible promissory notes includes shares issuable upon conversions that are effected in connection with a fundamental change, as described in the indentures governing 2024 Notes. Finally, approximately 14.6 million shares of common stock are reserved for issuance upon exercises of the 2020 Warrants. After taking into account the total number of shares of common stock issued and outstanding, in addition to the aggregate number of shares of common stock reserved for future issuance as described in this paragraph, we do not have enough unauthorized, unreserved shares.

Purpose of the Amendment

Our Board of Directors believes that it is in our best interest, and in the best interest of our stockholders, to increase the number of authorized shares of common stock available for future issuance. The lack of authorized shares of common stock impedes and undermines our ability to raise capital in the future to finance the last steps needed to bring our pegunigalsidase alfa investigational drug candidate to its anticipated approval finance and the research and development activities to further enhance and strengthen our product development pipeline, among other corporate activities. Absent an increase in the authorized number of shares of common stock, we are left with limited flexibility with respect to the management of our capital structure. Consequently, we may elect to cash-settle at least part or all of our obligations upon the conversion of our 2024 Notes. In addition, we are limited in our ability to elect to redeem outstanding convertible notes should we find it in our best interest to do so based on market conditions or other factors. Accordingly, our Board of Directors has determined that increasing the number of authorized shares of common stock available for future issuance will provide our Company with the ability to best manage our obligations under our 2024 Notes and greater flexibility in considering and planning our future business needs. Such plans may involve the issuance, from time to time, of additional shares of common stock.

As discussed above, if our stockholders do not approve this Proposal 4, we are left without the authorized shares of common stock necessary to pursue a variety of business and financial objectives without further action of the stockholders (except when required by applicable law or regulation). As a result, we believe that a delay in securing, or a failure to secure, stockholder approval of this Proposal 2 would impair the financial viability of our Company.

We anticipate that we may issue additional shares of common stock in the future in connection with one or more of the following:

•	issuances in connection with the refinancing or retirement of our outstanding existing convertible notes;

•	issuances pursuant to the conversion of outstanding or future convertible securities, including the 2020 Warrants;

•	issuances in connection with the interest payments and make-whole payments under our outstanding convertible notes;

•	issuances in connection with any partnerships, strategic alliances, collaborations or other similar transactions;

•	issuances in connection with strategic investments;

•	financing transactions, such as public or private offerings;

•	issuances under current and future stock incentive plans;

•	acquisitions;

•	stock dividends;

•	stock splits; and

•	any other proper corporate purpose.

Our Board of Directors evaluates such opportunities, from time to time, and considers different capital structuring alternatives designed to advance our business strategy. If additional authorized shares of common stock are available, transactions dependent upon the issuance of additional shares would be less likely to be impeded or undermined by delays and uncertainties occasioned by the need to obtain prior stockholder authorization. Our Board of Directors will have the discretion to issue the shares of common stock without further stockholder action, except as may be required for a particular transaction by applicable law or regulation, or the NYSE American Company Guide. As of the date of this Proxy Statement, we have no specific plans, agreements or commitments to issue any shares of common stock for which approval of the proposed Amendment is required, except as described herein. Our Board of Directors believes the additional authorized shares will provide us with needed flexibility to issue shares of common stock in the future without the potential expense and delay incident to obtaining stockholder approval for a particular issuance. Our Board of Directors believes that a failure to approve this proposed Amendment will seriously restrict our ability to manage our capital needs and will be detrimental to the interests of our stockholders.

Possible Effects of the Amendment

The issuance of additional shares of common stock may, among other things, have a dilutive effect on earnings per share and on stockholders’ equity and voting rights. Furthermore, future sales of substantial amounts of our common stock, or the perception that these sales might occur, could adversely affect the prevailing market price of our common stock or limit our ability to raise additional capital. Stockholders should recognize that, as a result of this proposal, they will own a smaller percentage of shares relative to the total authorized shares of our Company than they presently own.

Neither the Delaware General Corporation Law, the Certificate, nor our Bylaws provides for appraisal or other similar rights for dissenting stockholders in connection with this proposal. Accordingly, our stockholders will have no right to dissent and obtain payment for their shares.

The text of the proposed Amendment is set forth in Exhibit A attached to this Proxy Statement, and this discussion is qualified in its entirety by reference to Exhibit A. If this proposed Amendment is approved by the stockholders, it will become effective upon filing of a Certificate of Amendment with the Secretary of State of the State of Delaware. We expect to file the Certificate of Amendment promptly upon approval by our stockholders. In accordance with the Delaware General Corporation Law, however, our Board of Directors may elect to abandon the Amendment without further action by the stockholders at any time prior to the effectiveness of the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, notwithstanding stockholder approval of the Amendment.

Our Board of Directors recommends that stockholders vote “FOR” the approval of the Amendment to the Certificate of Incorporation, as amended, to Increase the Number of Authorized Shares of Common Stock from 120,000,000 to 144,000,000 as disclosed in this proxy statement and as described in this “Proposal 4: Amendment to Increase the Number of Authorized Shares of Common Stock.”

PROPOSAL 5: RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board of Directors, upon the recommendation of its Audit and Finance Committee, has ratified the selection of Kesselman & Kesselman to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2022. The Audit and Finance Committee of our Board of Directors is solely responsible for selecting our independent public accountants. Although stockholder approval is not required to appoint Kesselman & Kesselman as our independent public accountant firm, we believe that submitting the appointment of Kesselman & Kesselman to our stockholders for ratification is a matter of good corporate governance. If our stockholders do not ratify the appointment, then the appointment may be reconsidered by the Audit and Finance Committee. Even if the appointment is ratified, the Audit and Finance Committee may engage a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of our Company and our stockholders. The proxy will be voted as specified, and if no specification is made, the proxy will be cast “FOR” this proposal.

During our fiscal year ended December 31, 2021, there were no disagreements with Kesselman & Kesselman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which if not resolve to their satisfaction would have caused them to make reference to the subject matter of the disagreements in connection with their opinion.

The Audit and Finance Committee will consider whether the provision of any other services by Kesselman & Kesselman is compatible with maintaining the independence of Kesselman & Kesselman. The Audit and Finance Committee has concluded that Kesselman & Kesselman is independent.

We expect representatives of Kesselman & Kesselman will be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to answer stockholders’ questions.

Our Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of Kesselman & Kesselman for the fiscal year ending December 31, 2022.

The following table sets forth fees billed to us by our independent registered public accounting firm during the fiscal years ended December 31, 2021 and 2020 for: (i) services rendered for the audit of our annual financial statements and the review of our quarterly financial statements; (ii) services by our independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements and that are not reported as Audit Fees; (iii) services rendered in connection with tax compliance, tax advice and tax planning; and (iv) all other fees for services rendered.

	Year Ended December 31,
	2021	2020
Audit Fees	$284,500	$243,000
Audit Related Fees	—	—
Tax Fees	$61,768	$36,000
All Other Fees	—	—

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Our Audit and Finance Committee has the sole authority to approve the scope of the audit and any audit- related services, as well as all audit fees and terms. The Audit and Finance Committee must pre-approve any audit and non-audit services provided by our independent registered public accounting firm. The Audit and Finance Committee will not approve the engagement of the independent registered public accounting firm to perform any services that the independent registered public accounting firm would be prohibited from providing under applicable laws, rules and regulations, including those of self-regulating organizations. The Audit and Finance Committee will approve permitted non-audit services by our independent registered public accounting firm only if it determines that using a different firm to perform such services will be more effective or economical. The Audit and Finance Committee annually reviews and pre-approves the statutory audit fees that can be provided by the independent registered public accounting firm.

SOLICITATION OF PROXIES

We have engaged Alliance Advisors LLC to assist us in soliciting proxies for the annual meeting. We will pay Alliance Advisors a base fee of approximately $10,000, plus reasonable out-of-pocket expenses, plus an additional fee based upon the number of contacts with stockholders made and work performed. We estimate the total amount payable to Alliance Advisors will be approximately $100,000. Our officers, directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these officers, employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses. We will pay all of the costs of soliciting these proxies.

If you need assistance in voting by telephone or over the Internet or completing your proxy card or have questions regarding the Annual Meeting, please contact our proxy advisor:

Alliance Advisors, LLC

200 Broadacres Drive, 3rd Floor

Bloomfield, NJ 07003

+1 (833) 757-0740 (toll free in the United States)

STOCKHOLDER PROPOSALS

All stockholder proposals intended to be presented at our 2023 Annual Meeting of Stockholders must be submitted in writing to Eyal Rubin, Corporate Secretary, Protalix BioTherapeutics, Inc., 2 University Plaza, Suite 100, Hackensack, NJ 07601, Israel and received by us no later than January 13, 2023, and must comply in all other respects with applicable rules and regulations of the SEC relating to such inclusion. Such notice must include, with respect to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and record address of the stockholder proposing such business; (iii) the class and number of shares of our Company which are beneficially owned by the stockholder; and (iv) any material interest of the stockholder in such business. In addition, the notice must include certain information relating to any derivative or hedging transactions by the stockholder delivering such notice and its Stockholder Associated Persons, as defined in our By-Laws, and other arrangements with other parties regarding our securities, as presented in detail in our By-Laws.

Any such proposal submitted with respect to our 2023 Annual Meeting of Stockholders which is submitted outside the requirements of Rule 14a-8 promulgated under the Exchange Act will be considered timely if we receive written notice of that proposal not less than 45 days nor more than 75 days prior to the date in 2023 on which we first mailed this proxy statement in 2022; however, if the date of the annual meeting is changed by more than 30 days from the date of the prior year’s annual meeting, the notice will be considered untimely if it is not received at least 90 days prior to the newly announced date that we will mail our proxy statement.

ANNUAL REPORT TO STOCKHOLDERS

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC, which provides additional information about us, will be distributed to all stockholders entitled to vote along with the proxy materials. Additional copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 are available on the Internet at http://www.sec.gov and http://www.protalix.com and are also available in paper form without charge upon written request to Investor Relations, Protalix BioTherapeutics, Inc., 2 University Plaza, Suite 100, Hackensack, NJ 07601.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are stockholders of our Company will be “householding” our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once a stockholder has received notice from its broker that it will be “householding” communications to such stockholder’s address, “householding” will continue until such stockholder is notified otherwise or until such stockholder notifies its broker or us that it no longer wishes to participate in “householding.” If, at any time, a stockholder no longer wishes to participate in “householding” and would prefer to receive a separate proxy statement and annual report in the future such stockholder may (1) notify its broker or (2) direct its written request to: Eyal Rubin, Corporate Secretary, Protalix BioTherapeutics, Inc., 2 University Plaza, Suite 100, Hackensack, NJ 07601, +1 (201) 696-9345. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to such stockholders at a shared address to which a single copy of the documents was delivered.

OTHER MATTERS

Our Board of Directors knows of no other business to be acted upon at the annual meeting. However, if any other business properly comes before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

The prompt return of your proxy is appreciated and will be helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the annual meeting please sign the proxy and return it in the enclosed envelope or vote by internet or telephone.

BY ORDER OF THE BOARD OF DIRECTORS,

Eyal Rubin
Sr. Vice President and Chief Financial Officer and Corporate Secretary

Carmiel, Israel
, 2022

Appendix A

FOURTH CERTIFICATE OF AMENDMENT TO
CERTIFICATE OF INCORPORATION OF
PROTALIX BIOTHERAPEUTICS, INC.

(Pursuant to Section 242 of the
General Corporation Law of the State of Delaware)

Protalix BioTherapeutics, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1.            The name of the corporation is Protalix BioTherapeutics, Inc. (the “Corporation”). The Certificate of Incorporation of the Corporation was filed with the Secretary of the State of Delaware on March 30, 2016, as amended by that Certificate of Amendment dated August 15, 2016, that Second Certificate of Amendment dated January 10, 2019 and that Third Certificate of Amendment dated December 16, 2019 (the “Certificate of Incorporation”).

2.            This Certificate of Amendment to Certificate of Incorporation of the Corporation was duly adopted by the Board of Directors of the Corporation pursuant to a resolution setting forth the proposed amendment of the Certificate of Incorporation and declaring said amendment to be advisable.

3.            Article III of the Certificate of Incorporation, as amended, is hereby amended and restated in its entirety as follows:

“The Corporation is authorized to issue the following shares of capital stock: (a) 144,000,000 shares of common stock, par value $.001 per share (the “Common Stock”); and (b) 100,000,000 shares of preferred stock, par value $.0001 per share (the “Preferred Stock”). The voting rights, the rights of redemption and other relative rights and preferences of the Preferred Stock shall be established by the Board of Directors.

The Board of Directors may authorize the issuance of such stock to such persons upon such terms and for such consideration in cash, property or services as the Board of Directors may determine and as may be allowed by law. The just valuation of such property or services shall be fixed by the Board of Directors. All such stock when issued shall be fully paid and exempt from assessment.”

4.            The aforesaid amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to Certificate of Incorporation to be signed by its duly authorized President and Chief Executive Officer this      day of           , 2022.

PROTALIX BIOTHERAPEUTICS, INC.

By:
Dror Bashan
President and Chief Executive Officer

2

PROTALIX BIOTHERAPEUTICS, INC. 2 University Plaza, Suite 100 Hackensack, New Jersey 07601 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Dror Bashan and Eyal Rubin as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Protalix BioTherapeutics, Inc . held of record by the undersigned on May 2 , 2022 , at the Annual Meeting of Stockholders to be held on June 30 , 2022 , or any adjournment or postponement thereof . UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT . IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH . (Continued and to be marked, dated and signed on the other side) PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 30, 2022. The Notice of Meeting, Proxy Statement, and our 2021 Form 10 - K Report and Proxy Card are available at: http://www.web.viewproxy.com/Protalix/2022

Please mark your votes in blue or black ink as shown here 1. To elect six members to the Board of Directors to serve for the ensuing year or until their respective successors have been duly elected Zeev Bronfeld 2. To approve, on a non - binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement that accompanies this notice . FOR AGAINST ABSTAIN 3. To adopt amendments to the Protalix BioTherapeutics, Inc . 2006 Stock Incentive Plan, as amended, to increase the number of shares of common stock available under the plan from 5 , 725 , 171 shares to 8 , 475 , 171 shares and to amend certain other terms of said plan . FOR AGAINST ABSTAIN 4. To approve an amendment to our Certificate of Incorporation, as amended, to increase the number of shares of our common stock, par value $ 0 . 001 per share, authorized for issuance from 120 , 000 , 000 to 144 , 000 , 000 . FOR AGAINST ABSTAIN 5. To ratify the appointment of Kesselman & Kesselman, Certified Public Accountant (lsr . ), a member of PricewaterhouseCoopers International Limited, as our independent registered public accounting firm for the fiscal year ending December 31 , 2022 . FOR AGAINST ABSTAIN I plan to attend the meeting F OR from all nominees (see instructions below) all nominees WITHHOLD AUTHORITY FOR ALL EXCEPT Dror Bashan Amos Bar Shalev Pol F. Boudes, M.D. Gwen A. Melincoff Aharon Schwartz, Ph.D. INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark, “For All Except” and fill in the circle next to each nominee you wish to withhold, as shown here: Date: Sig na t u r e Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) CONTROL NUMBER Signature (if held jointly) NOTE : Please sign exactly as your name or names appear on this Proxy . When shares are held jointly, each holder should sign . When signing as executor, administrator, attorney, trustee or guardian, please give full title as such . If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such . If signer is a partnership, please sign in partnership name by authorized person . PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. PROXY VOTING INSTRUCTIONS Please have your 11 - digit control number ready when voting by Internet or Telephone THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL DIRECTOR NOMINEES, AND A VOTE “FOR” PROPOSALS 2, 3, 4 AND 5. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. SCAN TO VIEW MATERIALS & VOTE CONTROL NUMBER INTERNET Vote Your Shares on the Internet: Go to www.FCRVote.com/PLX Have your proxy card available when you access the above website. Follow the prompts to vote your shares. TELEPHONE Vote Your Shares by Phone: Call 1 (866) 402 - 3905 Use any touch - tone telephone to vote your Shares . Have your proxy card available when you call . Follow the voting instructions to vote your shares . MAIL Vote Your Shares by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage - paid envelope provided.